UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CF Industries Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2009

Dear Stockholder:

We cordially invite you to attend the 2009 annual meeting of stockholders of CF Industries Holdings, Inc. The meeting will be held on Tuesday, April 21, 2009, commencing at 10:00 a.m., local time, at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015.

At the annual meeting, stockholders will vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and any other business matters properly brought before the meeting. Please take the time to read the Notice of Annual Meeting and Proxy Statement carefully.

We look forward to seeing you at the annual meeting.

Sincerely,

Stephen R. Wilson
 Chairman of the Board
President and Chief Executive Officer

Notice of Annual Meeting
CF Industries Holdings, Inc.
Four Parkway North, Suite 400
Deerfield, Illinois 60015-2590

Dear Stockholder:

The 2009 annual meeting of stockholders of CF Industries Holdings, Inc. will be held on Tuesday, April 21, 2009, commencing at 10:00 a.m., local time, at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015.

At the meeting, stockholders will be asked to:

•
elect three members of the board of directors to serve until the 2012 annual meeting of stockholders,

•
ratify the selection of KPMG LLP as our independent registered public accounting firm for 2009,

•
approve our new 2009 Equity and Incentive Plan, and

•
consider any other business properly brought before the meeting.

The close of business on March 16, 2009 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available in our corporate headquarters at the above address before the annual meeting.

Please sign, date, and promptly return the enclosed proxy card in the enclosed envelope, so that your shares will be represented whether or not you attend the annual meeting.

By order of the board of directors,

Douglas C. Barnard
 Vice President, General Counsel,
and Secretary

March 16, 2009

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on April 21, 2009.

This proxy statement and the accompanying annual report are available at http://ir.cfindustries.com/2009Proxy.

Among other things, the proxy statement contains information regarding:

•
the date, time, and location of the meeting;

•
a list of the matters being submitted to the stockholders; and

•
information concerning voting in person.

Proxy Statement
CF Industries Holdings, Inc.
Four Parkway North, Suite 400
Deerfield, Illinois 60015-2590

ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of CF Industries Holdings, Inc., a Delaware corporation ("CF Industries," and variously the "company," "we," "us," or "our"), of proxies to be voted at our 2009 annual meeting of stockholders and at any adjournment or postponement of such meeting.

You are invited to attend the 2009 annual meeting of stockholders on Tuesday, April 21, 2009, commencing at 10:00 a.m., local time. The meeting will be held at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015.

This proxy statement and form of proxy are being mailed beginning on or about March 17, 2009.

What will be voted on at the annual meeting?

At the meeting, stockholders will be asked to:

•
elect three directors to serve until the 2012 annual meeting,

•
ratify the selection of KPMG LLP as our independent registered public accounting firm for 2009,

•
approve our 2009 Equity and Incentive Plan, and

•
consider any other business properly brought before the meeting.

How many votes do I have?

You will have one vote for every share of CF Industries common stock you owned on March 16, 2009 (the record date).

How many votes can be cast by all stockholders?

The total number of votes that can be cast by all stockholders is approximately 48,400,917, consisting of one vote for each share of common stock that was outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the meeting?

A majority of the votes that can be cast must be present for us to hold the meeting. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present.

How do I vote?

You can vote either in person at the annual meeting or by proxy, whether or not you attend the annual meeting.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

To ensure that your vote is counted, please remember to submit your vote so that we receive it by April 20, 2009.

If you want to vote in person at the annual meeting and you hold your stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. Just send in a new proxy card with a later date or send a written notice of revocation to our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I don't vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, in accordance with the board's recommendation, your shares will be voted FOR the nominees listed on the card, FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2009, and FOR approval of our 2009 Equity and Incentive Plan.

How many votes are required to elect directors and to adopt the other proposals?

Directors are elected by a plurality of the votes cast. The approval of our 2009 Equity and Incentive Plan requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon, provided that the total votes cast on the proposal represents over 50% of all outstanding shares of common stock entitled to vote on the proposal. The ratification of the selection of KPMG and the approval of any other matter properly brought before the meeting require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon in order to be approved.

Can my shares be voted if I don't return my proxy card and don't attend the annual meeting?

If you don't vote your shares held in street name, your broker can vote your shares on the election of the director nominees and the ratification of the selection of KPMG as our independent registered public accounting firm. Your broker is not permitted to vote your shares on the proposal to approve our 2009 Equity and Incentive Plan without receiving instructions from you. This is referred to as a "broker non-vote." If you hold your shares in your own name, you must vote such shares in person or by proxy or they will not be voted.

How are my votes counted?

You may either vote for or withhold authority to vote for each nominee for the board. You may vote for or against or you may abstain on the ratification of the selection of KPMG as our independent registered public accounting firm and the approval of our 2009 Equity and Incentive Plan. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on the ratification of the selection of KPMG, your shares will be counted as present for purposes of establishing a quorum and the abstention will have the same effect as a vote against that proposal. Broker non-votes and abstentions on the approval of our 2009 Equity and Incentive Plan will be counted for purposes of establishing a quorum, but will have the same effect as a vote against the proposal, unless holders of more than 50% of all outstanding shares of common stock entitled to vote thereon cast votes, in which event a broker non-vote or abstention will have no effect on the proposal.

Could other matters be decided at the annual meeting?

We don't know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I need any documentation to attend the annual meeting?

Yes, you will need proof of ownership of our stock to enter the meeting. When you arrive at the annual meeting, you may be asked to present photo identification, such as a driver's license. This will suffice if you hold your shares in your own name. If you hold your stock through a securities broker (that is, in street name), a recent brokerage statement or letter from your broker is an example of proof that you are the beneficial owner of such shares.

How can I access CF Industries' proxy materials and annual report electronically?

This proxy statement and the 2008 annual report are available at http://ir.cfindustries.com/2009Proxy.

Will I be able to access the annual meeting via the Internet?

The audio portion of the meeting will be available live on our Internet site at www.cfindustries.com. However, listeners accessing the annual meeting via the Internet will not be able to register, vote, or ask questions during the question and answer period.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board currently consists of eight directors and is divided into three classes. There are three directors in class I, two directors in class II, and three directors in class III. The current terms of the class I, class II, and class III directors will expire at our annual meetings of stockholders in 2009, 2010, and 2011, respectively.

The board of directors has unanimously proposed Stephen A. Furbacher, David R. Harvey, and John D. Johnson as nominees for election as class I directors at the 2009 annual meeting. If elected, each of Messrs. Furbacher, Harvey, and Johnson will hold office until the 2012 annual meeting or until his successor is duly elected and qualified, subject to earlier retirement, resignation, or removal.

If any nominee becomes unavailable to serve, an event that the board of directors does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person as the board of directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Furbacher, Harvey, and Johnson.

The board of directors recommends that you vote FOR the election of each of Messrs. Furbacher, Harvey, and Johnson to serve as a director until our 2012 annual meeting or until his successor is duly elected and qualified.

DIRECTORS AND DIRECTOR NOMINEES

Set forth below is certain biographical information for the nominees to become class I directors and for those members of our board of directors whose terms expire after the 2009 annual meeting.

Name	Age	Position	Class
Stephen R. Wilson	60	Chairman of the Board, President and CEO	III
Robert C. Arzbaecher	49	Director	II
Wallace W. Creek	70	Director	III
William Davisson	61	Director	III
Stephen A. Furbacher	61	Director and Nominee	I
David R. Harvey	69	Director and Nominee	I
John D. Johnson	60	Director and Nominee	I
Edward A. Schmitt	62	Director	II

Stephen R. Wilson has been a member of our board since April 2005 and chairman of the board since July 2005. Mr. Wilson has served as our president and chief executive officer since October 2003. Mr. Wilson joined us in 1991 as senior vice president and chief financial officer, following a lengthy career with Inland Steel Industries, Inc.

Robert C. Arzbaecher has been a member of our board since August 2005 and serves as the chairman of our compensation committee and as a member of our audit committee. Mr. Arzbaecher has served as chairman of the board of Actuant Corporation, a manufacturer and marketer of industrial products and systems, since 2001 and president and chief executive officer of Actuant since 2000. From 1992 until 2000, he held various financial positions with Applied Power, Inc., Actuant's predecessor, the most recent of which was chief financial officer. Prior to 1992, Mr. Arzbaecher held various financial positions with Grabill Aerospace, Farley Industries, and Grant Thornton, a public accounting firm. Mr. Arzbaecher is a certified public accountant, and he is also a director of FMI Common Stock Fund, Inc., FMI Funds, Inc., and FMI Mutual Funds, Inc.

Wallace W. Creek has been a member of our board since August 2005 and serves as the chairman of our audit committee. Mr. Creek served as controller of General Motors Corporation from 1992 to 2002 and held several executive positions in finance at GM over a 43-year career. Mr. Creek was senior vice president of finance of Collins & Aikman Corporation, a leading manufacturer of automotive interior components, from December 2002 to June 2004. On May 17, 2005, Collins & Aikman filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Michigan seeking reorganization relief under the provisions of Chapter 11 of the United States Bankruptcy Code. Mr. Creek is also a director of Columbus McKinnon Corporation.

William Davisson has been a member of our board since August 2005. Mr. Davisson has served as the chief executive officer of GROWMARK, Inc. since 1998. GROWMARK was an owner of our predecessor company, CF Industries, Inc., before our initial public offering ("IPO") in August 2005. From 1998 to 2005, Mr. Davisson served as a member of the board of directors of CF Industries, Inc., and he was chairman of the board of directors of CF Industries, Inc. from 2002 to 2004. Mr. Davisson has worked in the GROWMARK system his entire career, since 1970, and he is a certified public accountant.

Stephen A. Furbacher has been a member of our board since July 2007 and serves as a member of our compensation and corporate governance and nominating committees. Mr. Furbacher served as president and chief operating officer of Dynegy Inc. from August 2005 until December 2007 and as executive vice president of Dynegy's previously owned natural gas liquids business segment from September 1996 to August 2005. He joined Dynegy in May 1996, just prior to Dynegy's acquisition of Chevron's midstream business. Before joining Dynegy, Mr. Furbacher served as President of Warren Petroleum Company, the natural gas liquids division of Chevron U.S.A. He began his career with Chevron in August 1973 and served in positions of increasing responsibility before being named President of Warren Petroleum Company in July 1994. Mr. Furbacher serves as a member of the board of directors for Valparaiso University.

David R. Harvey has been a member of our board since August 2005 and serves as the chairman of our corporate governance and nominating committee and as a member of our audit committee. Mr. Harvey is also our lead independent director. Mr. Harvey has served as chairman of the board of Sigma-Aldrich Corporation, a manufacturer and distributor of biochemical and organic chemicals, since January 2001. From 1999 through 2005, Mr. Harvey served as chief executive officer of Sigma-Aldrich and, from 1986 until 1999, as its chief operating officer. Prior to 1986, Mr. Harvey served in various executive positions at Aldrich Chemical Company, including president and vice president—Europe, and in various sales and marketing positions at Shell International Chemical Company. Mr. Harvey has served as a director of Sigma-Aldrich since 1981.

John D. Johnson has been a member of our board since August 2005. Mr. Johnson has served as the president and chief executive officer of CHS Inc. (formerly Cenex Harvest States) since 2000. CHS was an owner of our predecessor company, CF Industries, Inc., before our initial public offering in August 2005. From 2000 to 2005, Mr. Johnson served as a member of the board of directors of CF Industries, Inc., and he was chairman of the board of directors of CF Industries, Inc. from 2004 to 2005. Mr. Johnson joined Harvest States, a predecessor to CHS, in 1976, and served as president and chief executive officer of Harvest States from 1995 to 1998. From 1998 to 2000, Mr. Johnson served as general manager and president of CHS.

Edward A. Schmitt has been a member of our board since August 2005 and is a member of our compensation and corporate governance and nominating committees. Mr. Schmitt served as chairman of the board, chief executive officer, and president of Georgia Gulf Corporation, a major manufacturer of chemical products, from 2001 until 2008. From 1985 until 2001, he held various manufacturing and executive positions with Georgia Gulf, including executive vice president, president, and chief executive officer. Prior to 1985, Mr. Schmitt held manufacturing and engineering positions with Georgia-Pacific Corporation (Georgia Gulf was created in 1985 from Georgia-Pacific's commodity chemicals division), Allied Chemical Corporation, and the Aluminum Company of America.

EXECUTIVE OFFICERS

Set forth below is certain biographical information for our executive officers other than Mr. Wilson (whose biographical information as a director appears above).

Anthony J. Nocchiero (age 57) joined us in April 2007 as senior vice president and chief financial officer. Before joining us, Mr. Nocchiero was chief financial officer and vice president, finance, of Merisant Worldwide, Inc., a position he held from July 2005 to March 2007. From January 2002 to July 2005, Mr. Nocchiero was self-employed as an advisor and private consultant. From January 1999 to December 2001, Mr. Nocchiero served as vice president and chief financial officer of BP Chemicals, the global petrochemical business of BP p.l.c. Prior to that, he spent twenty-four years with Amoco Corporation, including service as Amoco's vice president and controller from April 1998 to January 1999. Mr. Nocchiero holds a B.S. degree in chemical engineering from Washington University and an M.B.A. degree from the Kellogg School of Management at Northwestern University.

David J. Pruett (age 55) joined us in July 2005 as senior vice president, operations. Prior to joining us, Mr. Pruett worked for Dyno Nobel, Inc., a global, Norwegian-owned explosives company. From January 2003 to August 2004, he held the position of vice president, merger implementation, managing the merger of Dyno Nobel with the Ensign Bickford Company, and from May 1996 to January 2003, he served as vice president, manufacturing, sourcing and logistics, for Dyno Nobel North America. Mr. Pruett was not employed from August 2004 through July 2005. Mr. Pruett has a B.S. degree in chemistry and an M.S. degree in pulp and paper chemistry from Michigan Technological University. He earned his Ph.D. degree in analytical chemistry from Michigan State University. As previously announced, Mr. Pruett is leaving the company effective March 31, 2009.

Douglas C. Barnard (age 50) has served as our vice president, general counsel, and secretary since January 2004. From January 2001 to July 2003, Mr. Barnard served as an executive vice president and general counsel of Bcom3 Group, Inc., an advertising and marketing communication services group (including service from January 2003 to July 2003 in a successor corporation formed to market and sell securities received in the sale of Bcom3 Group). From July 2003 until January 2004, Mr. Barnard was not employed. Previously, from August 2000 to January 2001, he was a partner in the law firm of Kirkland and Ellis. From August 1996 to July 2000, Mr. Barnard was vice president, general counsel, and secretary of LifeStyle Furnishings International Ltd., a manufacturer and distributor of residential furniture and decorative fabrics. He holds a B.S. degree from the Massachusetts Institute of Technology, a J.D. degree from the University of Minnesota, and an M.B.A. degree from the University of Chicago.

Bert A. Frost (age 44) has served as our vice president, sales and market development since January 2009. Before joining us in November 2008, Mr. Frost spent over 13 years with Archer-Daniels-Midland Company, where he served most recently as Managing Director—International Fertilizer/Inputs from June 2008 to November 2008 and Director—Fertilizer, Logistics and Ports Divisions, ADM—Brazil from April 2000 to June 2008. Earlier in his career, Mr. Frost held positions of increasing responsibility at Archer-Daniels-Midland and Koch Industries, Inc. He holds a B.S. degree from Kansas State University.

Richard A. Hoker (age 44) has served as our vice president and corporate controller since November 2007. Before joining us, Mr. Hoker spent over 11 years with Sara Lee Corporation, where he served most recently as vice president and controller from January 2007 to November 2007 and principal accounting officer from July 2007 to November 2007. Prior to being named controller, Mr. Hoker held other financial management positions of increasing responsibility at Sara Lee. Prior to joining Sara Lee, Mr. Hoker was a member of the financial advisory services consulting group at Coopers & Lybrand LLP in Chicago (now PricewaterhouseCoopers) and previously led teams in the firm's audit practice. Mr. Hoker holds a B.S. degree in accounting from DePaul University and an M.B.A. degree in finance and accounting from the University of Chicago. He is also a certified public accountant.

Wendy S. Jablow Spertus (age 46) has served as our vice president, human resources, since August 2007. Prior to joining us, Ms. Jablow Spertus served as the chief human resources officer of Fenwal, Inc., a medical device manufacturer, from December 2006 to July 2007. From April 2006 to July 2006, she served as vice president, human resources, of The Boler Company, a manufacturer of truck and suspension systems. Ms. Jablow Spertus spent the previous eight years with Ideal Industries, Inc., an electrical equipment manufacturer and technology design company, where she served as vice president, human resources and administration, from February 1998 to February 2006 and for six concurrent years as vice president and general manager of Ideal Industries' DataComm business unit. During March 2006 and from August 2006 to December 2006, Ms. Jablow Spertus was not employed. Ms. Jablow Spertus holds a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. degree from the University of Michigan. She is also a certified public accountant.

Philipp P. Koch (age 57) has served as our vice president, supply chain, since January 2008 and was previously our vice president, raw materials procurement, from July 2003 to January 2008. Before joining us, Mr. Koch spent nearly 25 years in the energy industry with Amoco Corporation and BP PLC from January 1980 to July 2003. Mr. Koch has a B.A. degree from Greenville College and an M.B.A. degree from DePaul University.

W. Anthony Will (age 43) has served as our vice president, corporate development, since April 2007. Before joining us, Mr. Will was a partner with Accenture Ltd., a position he held from April 2005 to December 2006. From January 2002 to August 2004, he was vice president business development of Sears, Roebuck and Company. From January 2007 to March 2007 and from September 2004 to March 2005, Mr. Will was not employed. From January 2001 to January 2002, Mr. Will was a consultant with Egon Zehnder International, a global consulting firm. Previously, from October 1998 to January 2001, he served as vice president, strategy and corporate development, of Fort James Corporation, a global paper and consumer products company. Prior to joining Fort James, Mr. Will was a manager with the Boston Consulting Group, a global strategy consulting firm. Mr. Will holds a B.S. degree in electrical engineering from Iowa State University and an M.M. degree (M.B.A.) from the Kellogg School of Management at Northwestern University. As previously announced, Mr. Will will become our vice president, manufacturing and distribution effective March 31, 2009.

CORPORATE GOVERNANCE

Our board of directors has adopted corporate governance guidelines. According to these guidelines, the business and affairs of CF Industries shall be managed by or under the direction of our board. The board's goal is to build long-term value for our stockholders and assure the vitality of the company for our customers and employees and the other individuals and organizations who depend on us. A copy of our corporate governance guidelines is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement.

Director Independence

Our board has made an affirmative determination that the following five directors have no relationship with CF Industries or any of its subsidiaries (other than being a director and stockholder of CF Industries) and, accordingly, meet the applicable requirements for "independence" set forth in the corporate governance standards of the New York Stock Exchange, Inc. (the "NYSE"): Robert C. Arzbaecher, Wallace W. Creek, Stephen A. Furbacher, David R. Harvey, and Edward A. Schmitt.

Lead Independent Director

According to our corporate governance guidelines, if the chairman of the board is not an independent director, our independent directors will designate one of their number to serve as a lead independent director. Otherwise, if the chairman of the board is an independent director, he or she will serve as the lead independent director. Because our chairman is not an independent director, the independent directors have designated David R. Harvey to serve as our lead independent director. The lead independent director's duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the independent directors and other non-management directors, and facilitating communications among the other members of the board. Unless otherwise provided in a short-term succession plan approved by the board, in the event that our chairman of the board or our chief executive officer should unexpectedly become unable to perform his or her duties, the lead independent director shall assume the duties of the chairman of the board and shall allocate the duties of the chief executive officer among our other senior officers, in each case, until the board has the opportunity to consider the situation and take action.

Meetings of Non-management Directors

At each regularly scheduled meeting, the board conducts executive sessions, which are discussions that involve only the non-management directors. Our corporate governance guidelines state that the executive sessions of the board will be chaired by either the chairman of the board (if he or she is an independent director) or by the lead independent director (if the chairman is not an independent director). Because our chairman is not an independent director, our lead independent director, David R. Harvey, chairs the executive sessions of the board. In addition, since not all of the non-management directors are independent directors within the meaning of the applicable corporate governance standards of the NYSE, the independent directors meet separately in executive session at least once a year.

Code of Corporate Conduct

Our board has adopted a code of corporate conduct that is applicable to all of our directors, officers, and employees. A copy of the code is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement. We will disclose amendments to, or waivers from, the code on our corporate website.

Committees of the Board

Our board has established three separate standing committees: the audit committee, the compensation committee, and the corporate governance and nominating committee. Our board has adopted written charters for each of these committees and copies of these charters are available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement.

Audit Committee. Our audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The committee consists of Wallace W. Creek (chairman), Robert C. Arzbaecher, and David R. Harvey, all of whom our board has affirmatively determined to be independent within the meaning of the corporate governance standards of the NYSE applicable to audit committee members. Our board has also determined that Messrs. Arzbaecher, Creek, and Harvey are "audit committee financial experts," as defined by the Securities and Exchange Commission (the "SEC"). The audit committee assists the board in fulfilling its oversight responsibility for (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls, (2) the performance of our internal audit function, (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting, and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the audit committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm's qualifications, independence, and performance. The audit committee's report to stockholders appears elsewhere in this proxy statement.

Compensation Committee. Our compensation committee consists of Robert C. Arzbaecher (chairman), Stephen A. Furbacher, and Edward A. Schmitt, all of whom our board has affirmatively determined to be independent under the corporate governance standards of the NYSE. Our board has also determined that all of the members of the committee qualify as "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The compensation committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and incentive-compensation and equity-based plans. The compensation committee's report to stockholders appears elsewhere in this proxy statement. Additional information regarding the processes and procedures of the compensation committee in recommending and determining compensation for our directors and executive officers is set forth below under the heading "Compensation Discussion and Analysis—Role of the Compensation Committee."

Corporate Governance and Nominating Committee. Our corporate governance and nominating committee consists of David R. Harvey (chairman), Stephen A. Furbacher, and Edward A. Schmitt, all of whom our board has affirmatively determined to be independent under the corporate governance standards of the NYSE. The corporate governance and nominating committee's responsibilities include identifying and recommending to the board individuals qualified to serve as directors and on committees of the board; advising the directors with respect to the board's composition, procedures, and committees; developing and recommending to the board a set of corporate governance principles; and overseeing the evaluation of the board of directors and members of senior management.

Attendance of Directors at Meetings

Directors are expected to attend meetings of our board and the committees on which they serve, as well as our annual meeting of stockholders. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the chairman of the board or the chairman of the appropriate committee in advance of such meeting.

During 2008, our board held seven meetings, our audit committee held nine meetings, our compensation committee held six meetings, and our corporate governance and nominating committee held five meetings. All of our directors attended 75% or more of the meetings of our board and those committees of which they were members. All of our directors attended the 2008 annual meeting of our stockholders, which was held on May 13, 2008.

Communications with Directors

The board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board, any board committee, or any chair of any such committee by mail. To communicate with the board of directors, any individual director, or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o the corporate secretary at the address on the notice of annual meeting accompanying this proxy statement.

All communications received as set forth in the preceding paragraph will be opened by the office of our general counsel for the sole purpose of determining whether the contents represent a message to one or more of our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to each addressee. In the case of communications to the board or any group or committee of directors, the office of the general counsel will make sufficient copies of the contents for each director who is a member of the board or of the group or committee to which the envelope or correspondence is addressed.

Stockholder Recommendations of Director Candidates

The corporate governance and nominating committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. The committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing and include the following information:

•
the name of the stockholder and evidence of the person's ownership of our stock, including the number of shares owned and the length of time of ownership; and

•
the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of CF Industries, and the person's consent to be named as a director if selected by the committee and nominated by the board.

The stockholder recommendation and information described above must be sent c/o the corporate secretary at the address on the notice of annual meeting accompanying this proxy statement and must be received by the corporate secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

The corporate governance and nominating committee believes that the minimum qualifications for serving as a director of CF Industries are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of our business and affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the committee will examine a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with CF Industries, and independence from management and the company. The committee will also seek to have the board represent a diversity of backgrounds, experience, gender, and race.

The corporate governance and nominating committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who have had a change in circumstances that might make them available to serve on the board. The corporate governance and nominating committee may also, from time to time, engage firms that specialize in identifying director candidates. As described above, the committee will also consider candidates recommended by stockholders.

Once a person has been identified by the corporate governance and nominating committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the corporate governance and nominating committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the corporate governance and nominating committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate's accomplishments. The committee's evaluation process will not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

In connection with the 2009 annual meeting and in accordance with the above guidelines, the corporate governance and nominating committee recommended that the board nominate Messrs. Furbacher, Harvey, and Johnson for re-election to the board of directors.

COMMON STOCK OWNERSHIP

Common Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 11, 2009, concerning the beneficial ownership of each person known to us to beneficially own 5% or more of our common stock. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
State Street Bank and Trust Company, Trustee State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	3,239,344	(3)	6.7%
Barclays Global Investors, NA and other reporting entities 400 Howard Street San Francisco, California 94105	3,215,217	(4)	6.6%
TPG-Axon Capital Management, LP and other reporting entities 888 Seventh Avenue, 38th Floor New York, New York 10019	2,750,000	(5)	5.7%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed.

(2)
Unless otherwise indicated, percentages calculated based upon common stock outstanding as of March 11, 2009 and beneficial ownership of common stock as set forth in the statements on Schedule 13G filed by the respective beneficial owners with the SEC.

(3)
Based on a Schedule 13G, dated and filed with the SEC on February 13, 2009, by State Street Bank and Trust Company ("State Street"), acting in various fiduciary capacities. The State Street Schedule 13G reported that State Street has sole power to vote and shared power to dispose of or to direct the disposition of 3,239,344 shares of common stock.

(4)
Based on a Schedule 13G, dated February 6, 2009 and filed with the SEC on February 5, 2009, jointly by Barclays Global Investors, NA ("BGI"), Barclays Global Fund Advisors ("BGFA"), Barclays Global Investors, Ltd ("BGI UK"), Barclays Global Investors Japan Limited ("BGI Japan"), Barclays Global Investors Canada Limited ("BGI Canada"), Barclays Global Investors

  Australia Limited ("BGI Australia") and Barclays Global Investors (Deutschland) AG ("BGI Deutschland" and, together with the other entities referenced above, "Barclays"). The Barclays Schedule 13G reports that (i) Barclays has (a) sole power to vote or direct the vote of 2,752,155 shares of common stock and (b) sole power to dispose of or to direct the disposition of 3,215,217 shares of common stock; and (ii) the shares reported therein are held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts. The Barclays Schedule 13G also reports that BGI is a bank with sole voting power as to 1,684,181 shares of common stock and sole dispositive power as to 2,103,657 shares of common stock; BGFA is an investment advisor with sole voting power as to 687,695 shares of common stock and sole dispositive power as to 691,249 shares of common stock; BGI UK is a non-U.S. institution with sole voting power as to 164,680 shares of common stock and sole dispositive power as to 204,712 shares of common stock; BGI Japan is a non-U.S. institution with sole voting and dispositive power as to 162,926 shares of common stock; BGI Canada is a non-U.S. institution with sole voting and dispositive power as to 49,652 shares of common stock; and BGI Australia is a non-U.S. institution with sole voting and dispositive power as to 3,021 shares of common stock. The Barclays Schedule 13G also reports that BGI Deutschland, a non-U.S. institution, has no sole or shared voting or dispositive power as to any shares of common stock. BGI and BGFA share the address listed above. BGI UK's address is Murray House, 1 Royal Mint Court, London EC3N 4HH; BGI Japan's address is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan; BGI Canada's address is Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Ontario, Canada M5J 2S1; BGI Australia's address is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220; and BGI Deutschland's address is Apianstrasse 6, D-85774, Unterfohring, Germany.

(5)
Based on a Schedule 13G, dated and filed with the SEC on February 26, 2009, jointly by TPG-Axon Capital Management, LP ("TPG-Axon Management"), TPG-Axon Partners GP, LP ("PartnersGP"), TPG-Axon GP, LLC ("GPLLC"), TPG-Axon Partners, LP ("TPG-Axon Domestic"), TPG-Axon Partners (Offshore), Ltd. ("TPG-Axon Offshore"), Dinakar Singh LLC ("Singh LLC") and Mr. Dinakar Singh (together, "TPG-Axon"). The TPG-Axon Schedule 13G indicates that TPG-Axon Management has shared voting and dispositive power as to 2,750,000 shares of common stock; PartnersGP has shared voting and dispositive power as to 896,782 shares of common stock; GPLLC has shared voting and dispositive power as to 2,750,000 shares of common stock; TPG-Axon Domestic has shared voting and dispositive power as to 896,782 shares of common stock; TPG-Axon Offshore has shared voting and dispositive power as to 1,853,218 shares of common stock; Singh LLC has shared voting and dispositive power as to 2,750,000 shares of common stock; and Mr. Singh has shared voting and dispositive power as to 2,750,000 shares of common stock. TPG-Axon Management, as investment manager to TPG-Axon Domestic and TPG-Axon Offshore, has the power to direct the disposition and voting of the shares of common stock held by TPG-Axon Domestic and TPG-Axon Offshore. PartnersGP is the general partner of TPG-Axon Domestic. GPLLC is the general partner of PartnersGP and TPG-Axon Management. Singh LLC is a managing member of GPLLC. Mr. Singh is the managing member of Singh LLC and in such capacity may be deemed to control Singh LLC, GPLLC and TPG-Axon Management, and therefore may be deemed the beneficial owner of the shares of common stock held by TPG-Axon Domestic and TPG-Axon Offshore. Each of Singh LLC, GPLLC, PartnersGP and Mr. Singh disclaims beneficial ownership of all shares of common stock reported on the TPG-Axon Schedule 13G. The address for each of the TPG-Axon entities, in addition to Mr. Singh, is as reported above, except that the address for TPG-Axon Offshore is c/o Goldman Sachs (Cayman) Trust Limited, PO Box 896GT, Harbour Centre, 2nd Floor, George Town, Grand Cayman, Cayman Islands, BWI.

Common Stock Ownership of Directors and Management

The following table sets forth information, as of March 11, 2009, concerning the beneficial ownership of our common stock by:

•
each director and each of the executive officers named in the summary compensation table of this proxy statement, and

•
all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Owned Directly or Indirectly(2)	Shares of Common Stock that can be Acquired within 60 Days(3)	Total Shares of Common Stock	Percent of Class
Robert C. Arzbaecher	14,865	—	14,865	*
Wallace W. Creek	12,865	—	12,865	*
William Davisson	8,954	—	8,954	*
Stephen A. Furbacher	1,593	—	1,593	*
David R. Harvey	10,165	—	10,165	*
John D. Johnson	9,626	—	9,626	*
Edward A. Schmitt	19,865	—	19,865	*
Stephen R. Wilson	118,570	1,027,433	1,146,003	2.4%
Anthony J. Nocchiero	16,700	9,334	26,034	*
David J. Pruett(4)	19,010	101,267	120,277	*
Douglas C. Barnard(5)	14,090	15,733	29,823	*
Philipp P. Koch	7,040	30,167	37,207	*
Monty R. Summa(6)	—	7,484	7,484	*
All directors and executive officers as a group (17 persons)	270,223	1,198,686	1,468,909	3.0%

*
Less than 1%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, either individually or jointly or in common with the individual's spouse, subject to community property laws where applicable.

(2)
The shares indicated for each of Messrs. Arzbaecher, Creek, Davisson, Furbacher, Harvey, Johnson, and Schmitt include 474 shares of restricted stock granted under our 2005 Equity and Incentive Plan that have not yet vested. The shares indicated for Messrs. Wilson, Nocchiero, Pruett, Barnard, and Koch include, respectively, 73,470, 7,300, 9,010, 10,090, and 7,040 shares of restricted stock granted under our 2005 Equity and Incentive Plan that have not yet vested. These shares of restricted stock can be voted during the vesting period.

(3)
The shares indicated for Messrs. Wilson, Nocchiero, Pruett, Barnard, Koch, and Summa represent shares underlying stock options granted under our 2005 Equity and Incentive Plan that have already vested or that will vest within 60 days. The shares underlying these stock options cannot be voted.

(4)
As previously announced, Mr. Pruett is leaving the company effective March 31, 2009.

(5)
Mr. Barnard also holds 2,499 additional "phantom" shares as a deemed investment under our Supplemental Benefit and Deferral Plan (a non-qualified benefits restoration and deferred compensation plan). These phantom shares cannot be voted.

(6)
Mr. Summa served as our Vice President, Sales through December 31, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure by directors, officers, and ten percent holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met during 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Development of Compensation Approach and Objectives

The compensation committee oversees our compensation and employee benefit plans and practices. The committee is composed of three independent non-employee directors and operates under a written charter adopted by our board of directors. On an ongoing basis, the committee reviews our compensation policies relative to market competitiveness and the needs of our business and then determines what changes in the compensation program, if any, are appropriate.

Compensation Philosophy

Our compensation committee has adopted a compensation philosophy that seeks to align the interests of our employees and our stockholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining best performers, increasing productivity, and improving business results.

Our goal is to provide direct compensation that is market competitive with other comparable companies. To gauge the competitiveness of our total compensation offering, we compare ourselves against companies in the chemical fertilizer industry, similarly sized companies in other related industries, as well as the broader general industry where appropriate.

Incentive opportunities are structured in light of our cyclicality and emphasis on a team-based culture.

Components of Compensation

The following compensation elements support the needs of the business, our stockholders, and our employees:

•
We seek to pay salaries in line with individual performance and contribution to company goals. In the aggregate, base salaries are positioned around the median market rate. Individual performance, relative criticality of the job, and business affordability are also considered in determining base salaries. To maintain our desired market position, we conduct annual salary reviews.

•
Short-term incentives provide executive officers and other key employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. Short-term incentives are targeted around the market median, and achievement of these awards depends on attaining corporate performance goals.

•
Long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards. Our 2005 Equity and Incentive Plan (and its successor, our 2009 Equity and Incentive Plan that is the subject of Proposal 3) allows the use of stock options, full-value shares, and cash-based awards. Eligibility is extended to executive officers and other key employees. Distribution guidelines with award ranges related to position responsibility levels are updated annually. In consideration of these guidelines, there is individual variation in long-term incentives based on performance level, potential contribution, and value to the business.

•
Benefit plans are offered at market-competitive levels consistent with local market practices. We seek to keep benefit plans simple in scope and range, focusing on key employee needs.

Allocation of Compensation Elements

We provide a mixture of cash compensation and non-cash compensation to our executive officers. The cash portion consists primarily of base salaries and short-term incentive awards. The non-cash portion consists primarily of stock-based long-term incentive awards.

We have not established any target allocation between cash and non-cash compensation or between short-term and long-term incentives for our executive officers in the aggregate. Instead, our allocation is based primarily on competitive market practices and the respective median levels by position for base salaries, annual incentive awards, and long-term incentive awards. We also consider any internal factors that may cause us to adjust particular elements of an individual executive officer's compensation. These factors may include an individual's operating responsibilities, management level, and tenure and performance in the position.

As a general matter, we do not directly consider amounts realized or realizable from prior compensation in setting future compensation levels or in establishing the particular elements of compensation. As discussed below, however, our compensation committee does review the existing base salaries and target annual incentive levels for our executive officers in connection with its approval of their new base salaries and target annual incentive levels for the following year. In addition, as discussed below, when our compensation committee reviews the design of our long-term incentive program and grants awards under the program, the committee considers the fact that our longer-tenured executive officers did not have any ownership interest nor equity incentives in our predecessor company (an agricultural supply cooperative), but did receive sizable stock option grants at the time of our initial public offering in August 2005.

We also generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation. As discussed below, however, when our compensation committee grants awards under our long-term incentive program, the committee does consider the accounting for various stock-based incentives under SFAS 123(R) and the tax treatment of such incentive awards under Section 162(m) of the Internal Revenue Code. In addition, as discussed below, we will generally seek to comply with Section 162(m) to the extent such compliance is practicable and in the best interests of CF Industries and its stockholders, in order to preserve the deductibility of performance-based compensation.

Our allocation among base salary, short-term incentives, and long-term incentives varies significantly by management level, reflecting individual responsibility levels and competitive market practices. In general, our more senior executive officers receive a greater percentage of their total expected compensation in the form of incentives (particularly long-term incentives) and a correspondingly lower percentage in the form of salary.

Role of the Compensation Committee

Our board has adopted a written charter for our compensation committee, which is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement.

The board makes compensation decisions for our non-management directors, acting on the recommendation of the compensation committee, and the committee makes compensation decisions for our executive officers, giving consideration to the recommendations of our chief executive officer with respect to the executive officers other than himself.

The chairman of the compensation committee sets the agenda for committee meetings, with the assistance of our chief executive officer, our vice president of human resources, and our corporate secretary. These executive officers also attend meetings of the committee. At each meeting that is held in person, the non-management directors also meet alone in executive session.

The compensation committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. Pursuant to this authority, the committee has engaged Towers Perrin, an outside global human resources consulting firm, to assist the committee in making recommendations and decisions regarding compensation for our directors and executive officers. The committee also meets regularly with Towers Perrin in executive sessions without management present. Periodically, the committee reviews the total fees paid to Towers Perrin in order to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee. Our vice president of human resources also supports the committee in its duties.

From time to time, the compensation committee may delegate to our chief executive officer, our vice president of human resources, or our corporate secretary the authority to implement certain decisions of the committee or to fulfill certain administrative duties.

Compensation Committee Activities

Our compensation committee was created in connection with our initial public offering in August 2005. Accordingly, certain of the executive compensation matters described in this proxy statement predate the creation of the committee and were instead approved by the board of directors of our predecessor company, CF Industries, Inc. These pre-approved matters included the grants of stock options to our executive officers in connection with our initial public offering, the change in control agreements with our executive officers, and the design of our qualified and nonqualified retirement benefits.

Since the initial public offering, our compensation committee has taken a number of steps designed to enhance its ability to carry out its responsibilities more effectively and also to ensure that we maintain strong links between executive pay and performance. Examples of some actions the committee has taken over this period include:

•
adopting a statement of our compensation philosophy (see "Compensation Philosophy" above);

•
instituting a practice of holding executive sessions (without management present) at every committee meeting that is held in person;

•
retaining an outside compensation consultant (Towers Perrin) to advise the committee on executive compensation issues and meeting regularly with the compensation consultant in executive sessions (without management present);

•
adopting stock ownership guidelines for our officers and directors and modifying the guidelines from time to time as appropriate (see "Stock Ownership Guidelines" below);

•
adopting a chemical industry reference group for use in establishing compensation and incentive levels and modifying the composition of the group from time to time as appropriate (see "Chemical Industry Reference Group" below);

•
reviewing on an annual basis the existing base salaries and target annual incentives for our executive officers and approving changes in cash compensation levels as appropriate (see "Cash Compensation" below);

•
reviewing on an annual basis our short-term incentive program, modifying the program as appropriate, and granting short-term incentive awards to our executive officers (see "Short-term Incentives" below);

•
reviewing on an annual basis our long-term incentive program, modifying the program as appropriate, and granting long-term incentive awards to our executive officers (see "Long-term Incentives" below);

•
reviewing on an annual basis our change in control, severance, and retirement benefits and modifying these benefits as appropriate (see "Change in Control, Severance, and Retirement Benefits" below);

•
reviewing on an annual basis "tally sheets" summarizing the total compensation and benefits for our chief executive officer and the other named executive officers under various assumptions and scenarios (see "Compensation of the Chief Executive Officer" below as well as the other above-referenced items); and

•
reviewing on an annual basis the compensation of our non-management directors and recommending that our board approve changes in such compensation from time to time as appropriate (see "Director Compensation" below).

Cash Compensation

As noted above, the compensation committee recently reviewed the existing base salaries and target annual incentives for our executive officers for 2008 and approved new levels for 2009.

Review of Existing Compensation Levels for 2008

In connection with its review of our existing base salaries and target annual incentives, which had been in effect for 2008, the committee reviewed a report from Towers Perrin, our outside compensation consultant, regarding competitive market practices.

In performing its market assessment, the compensation consultant used its standard 2008 executive compensation database, adjusting for variations in revenue among the included companies and also for the passage of one year's time from the point of data collection.

In addition, the committee reviewed information provided by the compensation consultant regarding the publicly reported cash compensation of named executive officers at thirteen similar companies in the chemical industry. Additional information regarding this group of companies is set forth below under the heading "Chemical Industry Reference Group."

The committee also reviewed cash compensation recommendations from our chief executive officer for each of the other executive officers. These recommendations took into account the chief executive officer's assessment of each individual's operating responsibilities, management level, and tenure and performance in the position.

In addition, the committee reviewed our board of directors' annual evaluation of our chief executive officer's overall performance. See "Compensation of the Chief Executive Officer" below.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we seek to pay salaries in line with individual performance and contribution to company goals. In the aggregate, base salaries are positioned around the median market rate. Individual performance, relative criticality of the job, and business affordability are also considered in determining base salaries. To maintain our desired market position, we conduct annual salary reviews. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Approval of New Compensation Levels for 2009

Based on its review and the other factors discussed above, the committee approved new base salaries and target annual incentives for 2009 for our chief executive officer and each of the other executive officers. The following table shows the base salaries and target annual incentives for our chief executive officer, our chief financial officer, and each of our three other most highly compensated executive officers for 2009 as compared to 2008:

	Base Salary			Target Annual Incentive Level
Name and Principal Position	2008	2009	Increase	2008	2009
Stephen R. Wilson President and Chief Executive Officer	$900,000	$900,000	—	100%	100%
Anthony J. Nocchiero Senior Vice President and Chief Financial Officer	$375,000	$410,000	9.3%	60%	60%
David J. Pruett(1) Senior Vice President, Operations	$320,000	$320,000	—	55%	55%
Douglas C. Barnard Vice President, General Counsel, and Secretary	$335,000	$350,000	4.5%	60%	60%
Philipp P. Koch Vice President, Supply Chain	$285,000	$300,000	5.3%	45%	50%

(1)
As previously announced, Mr. Pruett is leaving the company effective March 31, 2009.

Additional information with respect to the base salaries and annual incentive targets of these five executive officers with respect to calendar years 2006, 2007, and 2008 is set forth below under the headings "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Grants of Plan-based Awards." We refer to these five executive officers (together with our former vice president, sales) as our "named executive officers" in this proxy statement. In setting the base salaries and annual incentive targets for these individuals for 2006, 2007, and 2008, the committee followed a procedure similar to that described above for 2009.

Short-term Incentives

The compensation committee recently reviewed and modified our short-term incentive program and then granted annual incentive awards to our executive officers for 2009 in accordance with the modified design.

Review of the Short-term Incentive Program

During its review of our short-term incentive program, the committee considered the following general goals:

•
the use of properly structured short-term incentives in order to align the interests of management and stockholders, provide context for management decisions, reward management for decisions that drive short-term results and support long-term strategy, and focus all members of management on the same corporate goals (financial, operational, and strategic); and

•
the need to create a framework for the program that can remain in effect for a significant period of time, while retaining the flexibility for the committee to make appropriate modifications that might prove necessary or desirable in order to reflect changing business conditions.

The committee also considered the following factors specific to our company:

•
the difficulty in establishing appropriate short-term performance measures for CF Industries, given the inherent cyclicality in our industry as well as the pronounced effects that highly volatile commodity prices for raw materials and fertilizer products have upon our operating results; and

•
the outlook for our short-term performance and the broad range of possible actual outcomes.

In addition, the committee reviewed a report from Towers Perrin, our outside compensation consultant, regarding competitive market practices with respect to the use of short-term incentives.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we use short-term incentives to provide executive officers and other key employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. Our short-term incentive awards are targeted around the market median. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Selection of Performance Metrics for 2009

Based on its review of these general, company-specific, and competitive considerations, the committee determined that the short-term incentive awards to our executive officers for 2009 should measure and reward actual results as against the following performance metrics:

Performance Metric	Weighting
Cash flow return on average gross capital employed	40%
Controllable cash operating cost per ton	40%
Achievement of specific strategic objectives	20%

The first performance metric in the above table was also used (with a 100% weighting) in 2006, 2007, and 2008. The other two performance metrics are new for 2009.

The respective weightings in the above table are applicable to the chief executive officer and the rest of the executive officers.

Additional information regarding the selection and operation of these three performance metrics is set forth below under the headings "Cash Flow Return on Average Gross Capital Employed," "Controllable Cash Operating Cost per Ton," and "Achievement of Specific Strategic Objectives."

Cash Flow Return on Average Gross Capital Employed

As discussed above, the committee determined that the short-term incentive awards to our executive officers for 2009 should measure and reward our cash flow return on average gross capital employed (as the first of three components to our short-term incentive program).

•
The "cash flow" numerator of this metric is essentially the sum of (i) our cash flow from operating activities less (ii) additions to property, plant, and equipment (excluding major capital expenditures) less (iii) minority interest in earnings less (iv) changes in net working capital less (v) changes in customer advances plus (vi) interest expense plus (vii) our after-tax share of the net income from investments in unconsolidated subsidiaries.

•
The "average gross capital employed" denominator is essentially the average of our beginning and ending gross debt plus book value of equity.

In selecting cash flow return on average gross capital employed as the applicable metric, the committee noted that this component of our short-term incentive program will hold management accountable for fertilizer margins achieved. These margins are largely a function of fertilizer prices and raw material costs.

The committee also established the performance levels that will be required for various payment levels in 2009. The following table shows these required performance levels for 2009 as well as the comparable performance levels that were required for various payment levels in 2007 and 2008 under the program:

		Required Cash Flow Return on Average Gross Capital Employed
	Payment Level
Performance Level		2007	2008	2009
Threshold	50%	5%	5%	5%
Target	100%	13%	19%	23%
	150%	—	33%	—
Ceiling	200%	21%	42%	50%

Additional information regarding the establishment of these particular performance levels is set forth below under the heading "Selection of Performance Levels for Each of the Metrics."

Below the threshold performance level, none of this component of the annual incentive award would be earned. At and above the ceiling performance level, twice the target amount would be earned. Linear interpolation is applied between the discrete levels shown in the above table.

The committee noted in this regard that our historic cash flow return on average gross capital employed was 16.9% in 2006, 34.6% in 2007, and 51.6% in 2008.

Controllable Cash Operating Cost per Ton

In addition, the committee determined that the short-term incentive awards to our executive officers for 2009 should measure and reward improvements in our controllable cash operating cost per ton (as the second of three components to our short-term incentive program).

•
The "controllable cash operating cost" numerator of this metric is essentially the sum of our (i) cost of sales plus (ii) selling, general, and administrative expenses less (iii) depreciation, depletion, and amortization less (iv) cost of natural gas (including realized gains and losses on associated natural gas derivatives), sulfur, and ammonia used in production (determined on a pro forma basis as if these raw materials had been used at budgeted rather than actual usage rates) less (v) cost of ammonia, potash, and other fertilizer products purchased for resale less (vi) freight costs incurred.

•
The "tons" in the denominator are the number of tons of fertilizer produced by us that were sold during the year.

In selecting controllable cash operating cost per ton as the applicable metric, the committee noted that this component of our short-term incentive program will hold management accountable for execution against the budget with respect to plant operating efficiencies; operating expenses; selling, general, and administrative expenses; and volumes sold.

In adopting this new metric, the committee also established the performance levels that will be required for various payment levels in 2009 as shown in the following table:

Performance Level	Payment Level	Controllable Cash Operating Cost per Ton
Threshold	50%	$95
Target	100%	$85
Ceiling	200%	$75

Additional information regarding the establishment of these particular performance levels is set forth below under the heading "Selection of Performance Levels for Each of the Metrics."

Below the threshold performance level, none of this component of the annual incentive award would be earned. At and above the ceiling performance level, twice the target amount would be earned. Linear interpolation is applied between the discrete levels shown in the above table.

The committee noted in this regard that our historic controllable cash operating cost per ton was $70 in 2007 and $84 in 2008.

Achievement of Specific Strategic Objectives

Finally, the committee determined that the short-term incentive awards to our executive officers for 2009 should measure and reward progress towards the achievement of specific strategic objectives (as the third of three components to our short-term incentive program).

In selecting the achievement of specific strategic objectives as the applicable metric, the committee noted that this component of our short-term incentive program will hold management accountable for execution against our strategic plan.

The committee has established two strategic objectives for 2009, which are generally in the nature of specific results or milestones in furtherance of our announced and unannounced strategic initiatives. The progress towards the achievement of these strategic objectives will be discussed at several board meetings throughout the year.

At its first meeting in 2010, the committee will evaluate the progress that management has made during 2009 towards the achievement of these strategic objectives and determine an appropriate payment level for this component of the annual incentive awards. The payment level for this component of the annual incentive awards will fall between 50% and 200% of the applicable target; however, nothing would be earned with respect to this component if the committee determines that the progress made towards the achievement of the strategic objectives falls below a threshold level.

Selection of Performance Levels for Each of the Metrics

Measured over an extended period, the objective of the committee is to establish performance levels for each of the three metrics described above such that we have an estimated (i) 80% probability of exceeding the threshold level, (ii) 50% probability of exceeding the target level, and (iii) 20% probability of exceeding the ceiling level. Although the committee considers management's financial outlook as one of several factors in selecting the performance levels each year, the committee also recognizes that the outlook for any particular year represents only a single scenario from among a broad range of plausible alternatives, particularly given the pronounced effects of highly volatile commodity prices upon our operating results. In general, the committee aims to achieve a larger payout under the short-term incentive program for years when our performance is superior by long-term industry standards, and a smaller payout (or none at all) for years when our performance is relatively weak, while creating incentives for improved performance under all conditions given the inherent cyclicality in our industry.

Approval of Annual Incentive Awards for 2009

As noted above, the compensation committee recently granted annual incentive awards to our executive officers for calendar year 2009 pursuant to our 2005 Equity and Incentive Plan.

We assigned each executive officer a target award opportunity for 2009 ranging from 40% to 100% of his or her base salary depending on his or her compensation and responsibility level. Additional information regarding the committee's approval of new target annual incentive levels for our executive officers for 2009 is set forth above under the heading "Cash Compensation—Approval of New Compensation Levels for 2009."

For each of the executive officers, the actual annual incentive payment for 2009 will be based solely on our attaining corporate performance goals for the year, as described above under the heading "—Selection of Performance Metrics for 2009."

Additional information with respect to the compensation committee's grants of annual incentive awards and our subsequent cash payments to the named executive officers for 2006, 2007, and 2008 is set forth below under the headings "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Grants of Plan-based Awards." In reviewing our short-term incentive program, setting required performance levels, and granting annual incentive awards to these individuals for 2006, 2007, and 2008. the committee followed a procedure similar to that described above for 2009.

Long-term Incentives

As noted above, the compensation committee reviewed our long-term incentive program during 2008 and granted long-term incentive awards to our executive officers.

General Considerations

During its review of our long-term incentive program, the committee considered the following general factors:

•
the use of properly structured long-term incentives in order to align the interests of senior management and stockholders;

•
the advantages and disadvantages of using stock options, restricted stock, and/or performance shares for such purposes;

•
the choice of vesting parameters for stock options and restricted stock and the treatment of death, disability, retirement, resignation, and termination, with or without cause;

•
the possible measures for determining whether performance shares have been earned; and

•
the accounting for various stock-based incentives under SFAS 123(R) and the tax treatment of such incentive awards under Section 162(m) of the Internal Revenue Code.

The committee also considered the following factors specific to our company:

•
the difficulty in establishing appropriate long-term performance measures for CF Industries, other than stock price appreciation and total stockholder return (including dividends), given the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices for raw materials and fertilizer products upon our operating results; and

•
the fact that our longer-tenured executive officers did not have any ownership interest nor equity incentives in our predecessor company (an agricultural supply cooperative), but did receive sizable stock option grants at the time of our initial public offering in August 2005.

In addition, the committee reviewed a report from Towers Perrin, our outside compensation consultant, regarding competitive market practices with respect to the use of long-term incentives.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, our long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards. Our 2005 Equity and Incentive Plan allows the use of stock options, full-value shares, and cash-based awards. Eligibility is extended to executive officers and other key employees. Distribution guidelines with award ranges related to position responsibility levels are updated annually. In consideration of these guidelines, there is individual variation in long-term incentives based on performance level, potential contribution, and value to the business. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Design of Awards for 2008

Based on its review of these general, company-specific, and competitive considerations, the committee determined that the long-term incentive awards to our executive officers for 2008 should continue to be composed of 60% stock options and 40% restricted stock (each measured by fair value on the date of grant), as was the case for 2007.

In selecting a mixture of stock options and restricted stock for our long-term incentive awards, the committee noted that:

•
the stock option award would provide potential value for executive officers that is tied solely to stock price appreciation after the date of grant;

•
the stock option and restricted stock awards would be subject to time vesting provisions and therefore create an additional retention mechanism for executive officers;

•
the restricted stock award would foster stock ownership by executive officers; and

•
the restricted stock award would provide value for executive officers that fluctuates with total stockholder return (including dividends).

Consideration of Alternative Plan Designs

In reviewing our long-term incentive program, the committee also considered the use of performance shares as a component of long-term incentive awards. The objective in using performance shares for this purpose would have been to create incentives for senior management to achieve predetermined long-term performance goals. Although the committee felt that the use of performance shares for this purpose might have merit, and warranted further consideration, the committee also noted the difficulty in establishing appropriate long-term performance measures for CF Industries, other than stock price appreciation and total stockholder return, given the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices upon our operating results. As a result of these considerations, the committee decided not to use performance shares as a component of long-term incentive awards at this time.

Approval of Awards for 2008

As noted above, the compensation committee approved long-term incentive awards during 2008 pursuant to our 2005 Equity and Incentive Plan consisting of 61,280 stock options and 18,230 shares of restricted stock for our executive officers in the aggregate.

All of these awards were granted on August 11, 2008. The compensation committee chose August 11, 2008 for the grant date because it was the first business day following the Sunday, August 10, 2008 anniversary of our initial public offering. In selecting August 11, 2008 as the grant date, the compensation committee also noted that we had reported our financial results for the second quarter on July 28, 2008.

•
On the grant date, the committee approved dollar-denominated stock option and restricted stock awards for the individual executive officers. In setting the dollar-denominated values of the individual awards, the committee considered the competitive general industry market median value for the position (adjusted to reflect the individual's current base salary) as determined by Towers Perrin, our outside compensation consultant. The committee also considered the recommendations from our chief executive officer for the long-term incentive awards to each of the executive officers other than himself. These recommendations took into account the chief executive officer's assessment of each individual's operating responsibilities, management level, and tenure and performance in the position.

•
After the close of business on the grant date, the dollar-denominated awards were translated into an actual number of stock options and an actual number of shares of restricted stock using that day's closing price for our stock on the NYSE as the input to valuation formulas recommended by our outside compensation consultant and approved in advance by the committee. Similarly, the exercise price for the stock options was set to equal that day's closing price. The number of stock options represented 60% of the total value on the grant date, and the number of shares of restricted stock represented the remaining 40%.

The terms and conditions of these long-term incentive awards were as follows:

•
The shares of restricted stock will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting (as described below). Until vested, the shares of restricted stock may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). We will pay dividends on the restricted stock to our executive officers during the vesting period.

•
Subject to earlier forfeiture or accelerated vesting (as described below), the options will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant.

•
As discussed below, upon a change in control, the restrictions, limitations, and conditions applicable to the restricted stock and stock option awards will lapse and the awards will become fully vested and exercisable. The awards will also become fully vested and exercisable upon death or disability.

Additional information with respect to the compensation committee's grants of restricted stock and stock options to our named executive officers during 2008 is set forth below under the heading "Executive Compensation—Grants of Plan-based Awards."

Change in Control, Severance, and Retirement Benefits

As noted above, the compensation committee reviewed our change in control, severance, and retirement benefits during 2008 as described below. Based on its review, and after considering the factors noted below, the committee determined that our change in control, severance, and retirement benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Change in Control Benefits

With respect to our change in control benefits, the committee noted that we have change in control agreements with our executive officers, as well as certain change in control benefits for all of the participants (including the executive officers) under our 2005 Equity and Incentive Plan. Additional information regarding these benefits is set forth below under the heading "Executive Compensation—Change in Control Benefits."

In connection with its review, the committee noted that the change in control agreements with our executive officers are:

•
based on competitive market practices for public companies in consolidating industries;

•
intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control;

•
designed to avoid unwanted management turnover in the event of a potential change in control; and

•
designed to ensure that the executive officer's personal interests will remain aligned with the interests of our stockholders in the event of a potential change in control.

The committee also noted that our change in control agreements require both (i) a change in control and (ii) a qualifying termination of the executive officer's employment (sometimes referred to as a "double trigger"), before any benefits will be owing to the executive officer under the agreement.

In addition, the committee noted that our 2005 Equity and Incentive Plan provides that all plan-based awards will be deemed fully achieved, fully vested, and fully exercisable upon a change in control (sometimes referred to as a "single trigger"), unless the committee determines otherwise with respect to a particular award at the time of grant and reflects this determination in the applicable award agreement. In this regard, the committee noted it would be difficult to preserve the original performance and vesting goals in our plan-based awards following a change in control, given the fundamental changes in our organization, capital structure, and operations that would typically result from such a transaction. Accordingly, all of our plan-based awards have included this change in control provision for the benefit of our executive officers and the other participants.

As part of its review, the committee obtained information from Towers Perrin, our outside compensation consultant, regarding competitive market practices with respect to change in control benefits. The committee also reviewed "tally sheets," estimating these benefits for our chief executive officer and the other named executive officers under various assumptions and scenarios.

Based on its review, and the other factors noted above, the committee determined that our change in control benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Severance Benefits

With respect to our severance benefits, the committee noted that none of our executive officers has any employment or severance agreement, and none of our executive officers is entitled to receive any other severance benefits, except for (i) the change in control agreements and change in control benefits discussed above, (ii) such severance benefits as we may provide under our standard policies applicable to all employees, (iii) such severance benefits as we may be required to pay under applicable law in certain jurisdictions; and (iv) such additional severance benefits as our compensation committee may approve in certain instances. Based on its review, and the other factors noted above, the committee determined that our severance benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Retirement Benefits

With respect to our retirement benefits, the committee noted that we maintain tax-qualified and nonqualified defined benefit, defined contribution, and deferred compensation plans. Additional information regarding these benefits is set forth below under the headings "Executive Compensation—Retirement Benefits" and "Executive Compensation—Nonqualified Deferred Compensation."

In connection with its review, the committee noted that our Retirement Income Plan (a defined benefit pension plan) was closed to new participants on December 31, 2003. As a result, executive officers who joined the company after that date are ineligible to receive any pension benefits under this plan and are therefore also ineligible to receive any defined benefit pension benefits under our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan). In this regard, the committee also noted that certain of our longer-tenured executive officers had no ownership interest nor equity incentives in our predecessor company, and therefore our defined benefit pension plan is an important source of their projected retirement income.

As part of its review, the committee obtained information from Towers Perrin, our outside compensation consultant, regarding competitive market practices with respect to retirement benefits. The committee also reviewed "tally sheets," estimating these benefits for our chief executive officer and the other named executive officers under various assumptions and scenarios.

Based on its review, and the other factors noted above, the committee determined that our retirement benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Compensation of the Chief Executive Officer

As noted above, the compensation committee has taken a number of steps since our initial public offering related to reviewing and establishing the compensation of our chief executive officer. Additional information regarding these activities is set forth above under the heading "Compensation Committee Activities."

Cash Compensation for 2009

As noted above, the compensation committee recently approved a base salary of $900,000 for Mr. Wilson for 2009 and an annual incentive target equal to 100% of his base salary. These amounts are unchanged from 2008. In setting Mr. Wilson's base salary and annual incentive target for 2009, the committee considered (i) a competitive market assessment performed by Towers Perrin, our outside compensation consultant, (ii) our board of directors' annual evaluation of Mr. Wilson's overall performance, and (iii) the goals and objectives of our executive compensation plans. The committee also considered the current conditions in the overall economy, and the announced decisions at other companies regarding limits on cash compensation for chief executive officers. Additional information regarding the committee's approval of Mr. Wilson's base salary and his annual incentive target for 2009 is set forth above under the heading "Cash Compensation."

Short-term Incentive Award for 2009

As noted above, the compensation committee recently granted Mr. Wilson an annual incentive award for 2009. Mr. Wilson's annual incentive payment for 2009 will be based solely on our attaining corporate performance goals for the year, ranging from a threshold of 50% to a ceiling of 200% of his base salary as a function of our (i) cash flow return on average gross capital employed, (ii) controllable cash operating cost per ton, and (iii) achievement of specific strategic objectives. Additional information regarding the terms and conditions of Mr. Wilson's annual incentive award for 2009 is set forth above under the heading "Short-term Incentives."

Short-term Incentive Payment for 2008

We recently determined that Mr. Wilson earned $1,800,000 with respect to his annual incentive award for 2008, calculated as follows:

•
Mr. Wilson's annual incentive payment for 2008 depended entirely on our financial results for the year, increasing from 50% to 200% of his base salary as our cash flow return on average gross capital employed increased from a threshold of 5%, through a target of 19%, through an inflection point of 33%, to a ceiling of 42%.

•
We achieved a cash flow return on average gross capital employed of 51.6% for 2008.

•
Therefore, Mr. Wilson earned $1,800,000 (representing 200% of his base salary and 200% of the relevant target) with respect to his annual incentive award for 2008.

Additional information with respect to Mr. Wilson's annual incentive award for 2008 and our subsequent cash payment to him on that award is set forth below under the headings "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Grants of Plan-based Awards."

Long-term Incentive Awards for 2008

As noted above, the compensation committee also granted Mr. Wilson 27,470 stock options and 8,170 shares of restricted stock for 2008. In making this award, the committee considered a competitive market assessment performed by our outside compensation consultant as well as the other factors discussed above. Additional information regarding the committee's review of our long-term incentive program and the terms and conditions of our stock option and restricted stock awards for 2008 is set forth above under the heading "Long-term Incentives."

Change in Control, Severance, and Retirement Benefits

As noted above, the compensation committee also reviewed our change in control, severance, and retirement benefits during 2008, with a particular focus on the benefits Mr. Wilson would receive upon such an event now or in the future. As part of its review, the committee obtained information from our outside compensation consultant regarding competitive market practices with respect to such benefits. The committee also reviewed "tally sheets," estimating the benefits that Mr. Wilson would receive under various assumptions and scenarios. Based on its review, and the other factors noted above, the committee determined that Mr. Wilson's change in control, severance, and retirement benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices. Additional information regarding the committee's activities in this regard is set forth above under the heading "Change in Control, Severance, and Retirement Benefits."

Additional information with respect to Mr. Wilson's total compensation and benefits for 2006, 2007, and 2008 is set forth below under the heading "Executive Compensation."

Chemical Industry Reference Group

As noted above, the compensation committee has adopted a chemical industry reference group for use in establishing compensation and incentive levels. For 2008, the reference group was composed of the following thirteen companies:

Global Industry Classification Standard Subindustry Description	Company Name
Fertilizers and Agricultural Chemicals	Agrium Inc. The Mosaic Company Potash Corporation of Saskatchewan Inc. Terra Industries Inc.
Commodity Chemicals	NL Industries, Inc.
Specialty Chemicals	Albemarle Corporation Arch Chemicals, Inc. Chemtura Corporation Cytec Industries Inc. Ferro Corporation H.B. Fuller Company Nalco Holding Company
Diversified Chemicals	Hercules Incorporated

We use a subset of this chemical industry reference group as our "peer group" for purposes of the stock price performance graph included within our 2008 Annual Report. We have selected Agrium Inc., The Mosaic Company, Potash Corporation of Saskatchewan Inc., and Terra Industries Inc. for this purpose because they comprise the other publicly traded manufacturers of fertilizers with headquarters in North America.

For 2009, the compensation committee has added Intrepid Potash, Inc. (a producer of potash fertilizers) to our chemical industry reference group. Intrepid Potash had its initial public offering in April 2008.

Financial Restatements

It is the policy of our board that the compensation committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by an executive officer.

Stock Ownership Guidelines

The board believes that our directors and officers should be stockholders of CF Industries and, based on the recommendation of the compensation committee, has established guidelines for stock ownership.

•
Directors will have five years to achieve stock ownership with a market value equal to five times their annual retainer.

•
Officers will have seven years to achieve stock ownership with a market value equal to (i) five times annual base salary in the case of the chief executive officer, (ii) two times annual base salary in the case of the next four most highly compensated executive officers as named in the proxy statement, and (iii) one times annual base salary in the case of the other officers.

These five–and seven-year time periods for achieving stock ownership will generally be measured from February 17, 2006, the date on which our board adopted the guidelines, or, in the case of a new director or officer, the date of hire, appointment, election, or promotion.

For purposes of these guidelines, stock ownership includes (i) any purchased stock, (ii) any "phantom" stock held in our Supplemental Benefit and Deferral Plan (a non-qualified benefits restoration and deferred compensation plan), (iii) any vested stock awards, and (iv) the after-tax portion (assuming a 35% tax rate) of the "spread" on any vested stock option awards (i.e., the amount by which the market value of the underlying stock exceeds the exercise price of the vested stock options).

Once an individual meets his or her ownership guideline requirements, it is expected that he or she will maintain ownership at the required levels as stock prices and salaries change over time. It is also expected that the individual will not sell any shares unless he or she has achieved compliance with the ownership guidelines before the sale and that he or she will retain enough shares following the sale in order to remain in compliance with the guidelines.

We may facilitate stock ownership by directors and officers through grants of equity-based compensation under our 2005 Equity and Incentive Plan. We have a Policy on Insider Trading, which prohibits our directors, officers, and employees from trading in derivatives on our stock, selling our stock "short," or holding our stock in margin accounts.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our federal income tax deduction to $1,000,000 per year for compensation paid to our chief executive officer or any of the other named executive officers.

Compensation that is performance-based or that is paid pursuant to plans that were in existence prior to our initial public offering is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. We believe that our 2005 Equity and Incentive Plan (and its successor, our 2009 Equity and Incentive Plan that is the subject of Proposal 3) complies with the Section 162(m) regulations adopted by the Internal Revenue Service. Approval by our stockholders of our 2009 Equity and Incentive Plan at the 2009 annual meeting of stockholders will permit us to continue to grant performance-based compensation which is not subject to the $1,000,000 limit otherwise imposed by Section 162(m). In order to preserve the deductibility of performance-based compensation, we will generally seek to comply with Section 162(m) to the extent such compliance is practicable and in the best interests of CF Industries and its stockholders.

COMPENSATION COMMITTEE REPORT

The compensation committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and other incentive compensation and equity-based plans. The compensation committee is composed of three non-employee directors and operates under a written charter adopted by our board of directors. Each member of the compensation committee is independent within the meaning of the rules of the corporate governance standards of the NYSE applicable to compensation committee members. Our board has also determined that all of the members of the committee qualify as "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code.

The compensation committee held six meetings during the year ended December 31, 2008 and met in executive session at each of the five meetings that were held in person. The compensation committee also reviewed and discussed with management the compensation discussion and analysis section of this proxy statement.

Based on its review and the foregoing meetings and discussions, the compensation committee recommended to the board of directors that the compensation discussion and analysis section be included in this proxy statement and in our Annual Report on Form 10-K for filing with the SEC.

Robert C. Arzbaecher (Chairman)
Stephen A. Furbacher
Edward A. Schmitt

 EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation we provided with respect to the years ended December 31, 2006, 2007, and 2008 for (i) our principal executive officer, (ii) our principal financial officer, (iii) our three other most highly compensated executive officers (as determined on the basis of their total compensation for 2008 other than changes in pension value and nonqualified deferred compensation earnings), and (iv) our former vice president, sales (who retired December 31, 2008). We refer to these six individuals in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compen- sation(1)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(5) ($)	All Other Compen- sation(6) ($)	Total ($)
Stephen R. Wilson	2008	900,000	652,985	2,781,847	1,800,000	701,270	110,618	6,946,720
President and Chief	2007	780,000	381,033	3,290,078	1,404,000	829,601	77,774	6,762,486
Executive Officer	2006	750,000	109,432	2,983,812	1,093,500	611,133	75,343	5,623,220
Anthony J. Nocchiero(7)	2008	375,000	109,014	158,648	450,000	—	36,897	1,129,559
Senior Vice President and	2007	238,767	41,362	53,580	286,521	—	16,212	636,442
Chief Financial Officer
David J. Pruett(8)	2008	320,000	82,008	377,867	352,000	—	33,591	1,165,466
Senior Vice President,	2007	308,000	42,751	480,182	308,000	—	30,124	1,169,057
Operations	2006	280,000	11,485	436,798	226,800	—	27,103	982,186
Douglas C. Barnard	2008	335,000	96,738	387,420	402,000	—	35,384	1,256,542
Vice President, General	2007	310,000	47,641	467,870	310,000	—	30,387	1,165,898
Counsel, and Secretary	2006	285,000	12,069	419,009	207,765	—	27,739	951,582
Philipp P. Koch	2008	285,000	63,088	275,618	256,500	67,485	28,855	976,546
Vice President, Supply	2007	270,000	34,102	347,538	216,000	45,694	25,616	938,950
Chain	2006	258,000	9,149	312,921	167,184	43,570	24,116	814,940
Monty R. Summa(9)	2008	300,000	69,003	254,827	360,000	72,865	31,065	1,087,760
(Former) Vice President,	2007	279,000	34,973	299,561	279,000	44,652	27,232	964,418
Sales	2006	254,000	8,955	263,756	185,166	42,716	24,549	779,142

(1)
Amounts in these two columns represent base salary and non-equity incentive plan compensation earned in 2006, 2007, and 2008 regardless of when such amounts are paid in cash.

(2)
Amounts in these two columns represent the annual compensation expense for 2006, 2007, and 2008 computed in accordance with SFAS 123(R) (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the restricted stock awards and the stock option awards that we granted to the named executive officers in 2005, 2006, 2007, and 2008 pursuant to our 2005 Equity and Incentive Plan. Our assumptions with respect to the SFAS 123(R) valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2008. Additional information with respect to the restricted stock and stock option awards for 2005, 2006, 2007, and 2008 is set forth below under the headings "Grants of Plan-based Awards" and "Outstanding Equity Awards at Fiscal Year End."

(3)
Amounts in this column represent amounts that the named executive officers earned with respect to the years ended December 31, 2006, 2007, and 2008 as the result of annual incentive awards we granted to the named executive officers pursuant to our 2005 Equity and Incentive Plan. Additional information with respect to these annual incentive awards for 2008 is set forth below under the heading "Grants of Plan-based Awards."

(4)
Amounts in this column represent the aggregate changes over 2006, 2007, and 2008 in the actuarial present value of the named executive officer's accumulated pension benefits under our Retirement Income Plan (a tax-qualified defined benefit pension plan) and our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan). Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2008. For this purpose, we have also assumed retirement at age 65. Additional information with respect to our defined benefit pension plans is set forth below under the heading "Retirement Benefits." Messrs. Nocchiero, Pruett, and Barnard are ineligible for defined benefit pension benefits under these plans since their employment commenced after our Retirement Income Plan had been closed to new participants on December 31, 2003.

(5)
This column does not include any above-market or preferential earnings with respect to nonqualified deferred compensation, since all earnings were determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers. Additional information with respect to the named executive officers' nonqualified deferred compensation earnings is set forth below under the heading "Nonqualified Deferred Compensation."

(6)
Amounts in this column represent (i) employer contributions and credits to our Thrift Savings Plan (a tax-qualified defined contribution retirement plan) and to our Supplemental Benefit and Deferral Plan, (ii) employer-paid term life insurance premiums, (iii) dividends on restricted stock, and (iv) tax gross-up payments, in each case as set forth in the following table.

Name	Year	Employer Contributions and Credits to Retirement Plans ($)	Employer- paid Life Insurance Premiums ($)	Dividends on Restricted Stock ($)	Tax Gross-up Payments ($)	Total ($)
Stephen R. Wilson	2008	81,000	1,864	27,754	—	110,618
	2007	70,840	2,318	4,616	—	77,774
	2006	66,950	2,313	2,004	4,076	75,343
Anthony J. Nocchiero	2008	33,750	707	2,440	—	36,897
	2007	15,387	549	276	—	16,212
David J. Pruett	2008	28,800	1,409	3,382	—	33,591
	2007	27,833	1,739	552	—	30,124
	2006	25,157	1,581	236	129	27,103
Douglas C. Barnard	2008	30,150	1,476	3,758	—	35,384
	2007	28,041	1,750	596	—	30,387
	2006	25,520	1,610	248	361	27,739
Philipp P. Koch	2008	25,650	537	2,668	—	28,855
	2007	24,508	635	440	33	25,616
	2006	23,145	607	188	176	24,116
Monty R. Summa	2008	27,000	1,321	2,744	—	31,065
	2007	25,216	1,576	440	—	27,232
	2006	22,824	1,434	184	107	24,549

None of the named executive officers received any perquisites or personal benefits during 2006, 2007, or 2008 with an aggregate value of $10,000 or more. Mr. Wilson receives no additional compensation for his service as a director or as the chairman of our board of directors.

(7)
Mr. Nocchiero joined us on April 27, 2007, and his compensation is reported only from such date forward.

(8)
As previously announced, Mr. Pruett is leaving the company effective March 31, 2009.

(9)
Mr. Summa retired on December 31, 2008. When Mr. Summa retired and ceased to be an employee, he forfeited all of his outstanding restricted stock awards and that portion of his outstanding stock option awards which had not yet vested.

Grants of Plan-based Awards

The following table shows all plan-based awards that we granted for the year ended December 31, 2008 to each of the named executive officers. Additional information regarding these awards is set forth above under the heading "Summary Compensation Table."

					All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)
		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Stephen R. Wilson	12/21/07	450,000	900,000	1,800,000
	8/11/08				8,170	27,470	125.33	2,771,269
Anthony J. Nocchiero	12/21/07	112,500	225,000	450,000
	8/11/08				2,400	8,080	125.33	814,748
David J. Pruett	12/21/07	88,000	176,000	352,000
	8/11/08				1,110	3,730	125.33	376,376
Douglas C. Barnard	12/21/07	100,500	201,000	402,000
	8/11/08				1,390	4,660	125.33	470,624
Philipp P. Koch	12/21/07	64,125	128,250	256,500
	8/11/08				740	2,490	125.33	251,129
Monty R. Summa	12/21/07	90,000	180,000	360,000
	8/11/08				920	3,110	125.33	313,126

(1)
Messrs. Wilson, Nocchiero, Pruett, Barnard, Koch, and Summa were assigned target award opportunities equal to 100%, 60%, 55%, 60%, 45%, and 60% of their respective base salaries. The terms and conditions of these awards are described above under the heading "Compensation Discussion and Analysis—Short-term Incentives." We recently determined the amounts that each of the named executive officers had earned with respect to these awards, based on our actual financial results for 2008, as set forth above under the heading "Summary Compensation Table."

(2)
The shares of restricted stock will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting. Until vested, the shares of restricted stock may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). We will pay dividends on the restricted stock to the named executive officers during the vesting period. Subject to earlier forfeiture or accelerated vesting, the options will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant. The accelerated vesting provisions and the other terms and conditions of these restricted stock and stock option awards are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives."

(3)
Amounts in this column represent the grant date fair value computed in accordance with SFAS 123(R) (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the restricted stock and stock option awards that we granted to the named executive officers pursuant to our 2005 Equity and Incentive Plan. Our assumptions with respect to the SFAS 123(R) valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning the outstanding equity awards held as of December 31, 2008 by each of the named executive officers. Additional information with respect to the equity awards granted during 2008 is set forth above under the heading "Grants of Plan-based Awards."

	Option Awards(1)(3)				Stock Awards(2)(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Stephen R. Wilson	908,400	—	16.00	8/10/15	—	—
	103,933	51,967	14.83	8/10/16	50,100	2,462,916
	18,100	36,200	51.95	8/10/17	15,200	747,232
	—	27,470	125.33	8/11/18	8,170	401,637
Anthony J. Nocchiero(4)	4,133	8,267	40.59	5/8/17	4,000	196,640
	1,067	2,133	51.95	8/10/17	900	44,244
	—	8,080	125.33	8/11/18	2,400	117,984
David J. Pruett(5)	86,600	—	16.00	8/10/15	—	—
	12,267	6,133	14.83	8/10/16	5,900	290,044
	2,400	4,800	51.95	8/10/17	2,000	98,320
	—	3,730	125.33	8/11/18	1,110	54,568
Douglas C. Barnard	12,800	6,400	14.83	8/10/16	6,200	304,792
	2,933	5,867	51.95	8/10/17	2,500	122,900
	—	4,660	125.33	8/11/18	1,390	68,332
Philipp P. Koch	20,800	—	16.00	8/10/15	—	—
	7,467	4,933	14.83	8/10/16	4,700	231,052
	1,900	3,800	51.95	8/10/17	1,600	78,656
	—	2,490	125.33	8/11/18	740	36,378
Monty R. Summa(6)	2,750	—	16.00	8/10/15	—	—
	4,734	4,733	14.83	8/10/16	4,600	226,136
	2,133	4,267	51.95	8/10/17	1,800	88,488
	—	3,110	125.33	8/11/18	920	45,227

(1)
The stock options were granted on the dates that are ten years prior to the option expiration dates shown in the same row of the table in each instance.

(2)
The shares of restricted stock were granted on the same dates as the stock options shown in the same row of the table in each instance.

(3)
The shares of restricted stock will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting. Until vested, the shares of restricted stock may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). We will pay dividends on the restricted stock to the named executive officers during the vesting period. Subject to earlier forfeiture or accelerated vesting, the options will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant. The accelerated vesting provisions and the other terms and conditions of the restricted stock and stock option awards granted in 2008 are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives."

(4)
Mr. Nocchiero joined us on April 27, 2007.

(5)
As previously announced, Mr. Pruett is leaving the company effective March 31, 2009.

(6)
Mr. Summa retired on December 31, 2008. When Mr. Summa retired and ceased to be an employee, he forfeited all of his outstanding restricted stock awards and that portion of his outstanding stock option awards which had not yet vested.

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option exercises during the year ended December 31, 2008 by each of the named executive officers. None of the named executive officers acquired any shares upon the vesting of restricted stock during 2008.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Stephen R. Wilson	265,000	30,260,476
Anthony J. Nocchiero(1)	—	—
David J. Pruett	25,000	3,081,284
Douglas C. Barnard	89,100	9,963,759
Philipp P. Koch	29,000	3,338,110
Monty R. Summa	31,450	3,579,413

(1)
Mr. Nocchiero joined us on April 27, 2007.

Retirement Benefits

The following table sets forth certain information concerning accumulated retirement benefits as of December 31, 2008 for each of the named executive officers.

Name	Plan Name(1)	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(2)(3) ($)	Payments During Last Fiscal Year ($)
Stephen R. Wilson	Retirement Income Plan	17.0	432,042	—
	Supplemental Benefit and Deferral Plan	17.0	2,991,395	—
Anthony J. Nocchiero(4)
David J. Pruett(4)
Douglas C. Barnard(4)
Philipp P. Koch	Retirement Income Plan	4.5	91,123	—
	Supplemental Benefit and Deferral Plan	4.5	116,897	—
Monty R. Summa	Retirement Income Plan	4.4	85,406	—
	Supplemental Benefit and Deferral Plan	4.4	117,827	—

(1)
Our Retirement Income Plan is a tax-qualified defined benefit pension plan. Our Supplemental Benefit and Deferral Plan is a nonqualified benefits restoration and deferred compensation plan.

(2)
The combined annual pension benefit under our Retirement Income Plan and our Supplemental Benefit and Deferral Plan assuming retirement at age 65 is equal to the product of (i) 1.75% times (ii) highest average earnings (base salary plus annual incentive earnings) over any consecutive 60 months times (iii) years of eligible service, reduced by a Social Security offset allowance; provided, however, that the combined annual pension benefit will be capped at $400,000 per year. Benefits under our Retirement Income Plan are paid on a straight line annuity basis, but married participants are paid a reduced qualified joint and survivor annuity unless they elect a straight line annuity. Benefits under our Supplemental Benefit and Deferral Plan are paid in a lump sum unless the participant has elected a form of annuity permitted under our Retirement Income Plan. A special spousal benefit is payable as either an annuity or a lump sum in the event of a participant's death while an active employee. Participants who retire early between the ages of 55 and 65 will be entitled to receive a reduced annual pension benefit as set forth in the following table. Messrs. Wilson, Koch, and Summa are 60, 57, and 56 years old, respectively. Except as discussed below under the heading "Change in Control Benefits," we have no policy for granting extra years of age or service credit.

Payments Begin at Age	Percent of Full Benefit
65	100.00%
64	93.33%
63	86.67%
62	80.00%
61	73.33%
60	66.67%
59	63.33%
58	60.00%
57	56.67%
56	53.33%
55	50.00%
(3)
Amounts in this column represent the actuarial present value of the named executive officer's accumulated pension benefits under our Retirement Income Plan and our Supplemental Benefit and Deferral Plan. Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2008. For this purpose, we have also assumed retirement at age 65. Additional information with respect to the aggregate change over the past year in the actuarial present value of the named executive officer's accumulated pension benefits under these plans is set forth above under the heading "Summary Compensation Table."

(4)
Messrs. Nocchiero, Pruett, and Barnard are ineligible to participate in our Retirement Income Plan, and are therefore ineligible to receive any defined benefit pension benefits under our Supplemental Benefit and Deferral Plan, since their employment commenced after our Retirement Income Plan had been closed to new participants on December 31, 2003.

Nonqualified Deferred Compensation

The following table sets forth certain information concerning nonqualified deferred compensation arrangements under our Supplemental Benefit and Deferral Plan for each of the named executive officers.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Stephen R. Wilson	40,200	60,300	(425,985)	—	1,055,715
Anthony J. Nocchiero(5)	8,700	13,050	(2,774)	—	18,976
David J. Pruett	5,400	8,100	(4,935)	—	27,840
Douglas C. Barnard	6,300	9,450	(164,431)	—	156,142
Philipp P. Koch	3,300	4,950	(4,500)	—	20,948
Monty R. Summa	4,200	6,300	4,917	—	198,217

(1)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers may elect to defer (i) up to 6% of his base salary in excess of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code and (ii) up to 100% of his annual incentive payment. Amounts in this column represent the amounts we credited to the deemed accounts of the named executive officers during 2008. There is typically an administrative delay between the time when a participant defers income under the plan and the time when we subsequently credit the participant's deemed account. As a result of this delay, the amounts that we credited to the named executive officers' deemed accounts during 2008 differ slightly from the amounts that the named executive officers deferred during 2008.

(2)
We credit to the deemed account of each named executive officer an amount equal to 3% of his base salary in excess of the annual compensation limit referred to above. In addition, for each named executive officer who elects to defer any of his base salary in excess of the annual compensation limit, we match (through further such credits to his deemed account) the portion (up to 6%) of his excess base salary that he elects to defer. Amounts in this column represent the amounts we credited to the deemed accounts of the named executive officers during 2008. These credits are also reported above under the heading "Summary Compensation Table."

(3)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers makes notional investments of his deemed account balance from time to time in shares of (i) our common stock or (ii) the public mutual funds we offer to our employees as investment alternatives under our Thrift Savings Plan.

•
In order to make these notional investments, the named executive officer notifies the third-party plan administrator of his selections.

•
The plan administrator then tracks the published total return on the actual securities underlying the named executive officer's notional investments, and we credit or debit the named executive officer's deemed account balance accordingly.

Since all such credits and debits are determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers, none of the amounts shown in this column are reported as above-market or preferential earnings on nonqualified deferred compensation in the table set forth above under the heading "Summary Compensation Table."

(4)
In general, deferred amounts are paid out in a lump sum upon the termination of the named executive officer's employment.

(5)
Mr. Nocchiero joined us on April 27, 2007.

Change in Control Benefits

We have entered into change in control agreements with each of the named executive officers. Under the terms of these agreements, the named executive officer is entitled to receive certain payments and benefits from us upon a qualifying termination, specifically if we terminate his employment without cause (other than by reason of his death or disability) or if he resigns because of good reason, in either case within the period of 24 months following (or in certain cases prior to) a change in control (as such terms are defined in the agreements).

Under the change in control agreements, a named executive officer will be deemed to have good reason if we:

•
fail to pay his specified annual salary or provide certain benefits;

•
assign him duties inconsistent with his current position or substantially and adversely alter his responsibilities;

•
fail to continue any compensation plan that constitutes a material portion of his compensation; or

•
change his primary employment location by more than 35 miles.

Following a qualifying termination, the change in control agreements provide for (i) a lump sum payment to the named executive officer equal to two times (or, in the case of Mr. Wilson, three times) the sum of his base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of two years (or, in the case of Mr. Wilson, three years) and outplacement services for a period of up to two years; and (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance.

In addition, if the named executive officer is otherwise eligible to participate in our Retirement Income Plan, he will receive a cash payment equal to the actuarial value of two additional years (or, in the case of Mr. Wilson, three additional years) of age and service credit under the plan and will be credited with two additional years (or, in the case of Mr. Wilson, three additional years) of age and service credit under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his benefits under these plans, he will also receive a cash payment equal to his unvested benefits.

The named executive officer will also receive a cash payment equal to the contributions that we would have made on his behalf for a period of two years (or, in the case of Mr. Wilson, three years) under our Thrift Savings Plan and the related amounts that we would have credited to his account balance under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his benefits under these plans, he will also receive a cash payment equal to his unvested benefits.

The named executive officer will not be obligated to seek other employment in mitigation of the payments and benefits to be provided, and no such other employment will reduce our obligation to make such payments and to provide such benefits to him under the agreements.

The change in control agreements further provide that, if any of the payments to the named executive officer become subject to the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code, the named executive officer will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit that he would have received had the excise tax not been imposed.

Each of the named executive officers will be required to sign a release of claims at the time of the qualifying termination as a condition to receiving any such payments or benefits from us under his change in control agreement.

In addition, upon a change in control (as defined in our 2005 Equity and Incentive Plan) the restrictions, limitations, and conditions applicable to outstanding restricted stock, stock options, and other plan-based awards will lapse, any performance goals will be deemed to be fully achieved, and the awards will become fully vested and exercisable.

Assuming a change in control had occurred on December 31, 2008, with a transaction price equal to the closing price for our stock ($49.16 per share) on the NYSE as of such date, each of the named executive officers would have been entitled to receive the following estimated severance benefits upon a qualifying termination of his employment on such date:

Name	Severance Amount(1) ($)	Defined Benefit Pension Plan Enhance- ment(2) ($)	Retirement Savings Plan Enhance- ment(3) ($)	Early Vesting of Restricted Stock(4) ($)	Early Vesting of Stock Options(5) ($)	Other Change in Control Benefits(6) ($)	Estimated Excise Tax Gross Up(7) ($)	Total ($)
Stephen R. Wilson	5,400,000	—	243,000	3,611,785	1,784,027	74,405	2,431,121	13,544,338
Anthony J. Nocchiero(8)	1,200,000	—	67,500	358,868	70,848	26,571	533,968	2,257,755
David J. Pruett(9)	992,000	—	57,600	442,932	210,546	47,028	—	1,750,106
Douglas C. Barnard	1,072,000	—	69,792	496,024	219,712	56,676	—	1,914,204
Philipp P. Koch	826,500	94,197	51,300	346,086	169,350	26,232	—	1,513,665
Monty R. Summa(10)	960,000	93,800	54,000	359,851	162,484	46,852	—	1,676,987

(1)
This amount represents a cash payment to the named executive officer equal to two times (or, in the case of Mr. Wilson, three times) the sum of his base salary and target annual incentive payment.

(2)
This amount represents the present value of two additional years (or, in the case of Mr. Wilson, three additional years) of age and service credit for the named executive officer under our Retirement Income Plan and our Supplemental Benefit and Deferral Plan. As of December 31, 2008, Mr. Wilson had already qualified for the maximum combined annual pension benefit of $400,000 per year under our defined benefit pension plans. Messrs. Nocchiero, Pruett, and Barnard are ineligible for these enhanced defined benefit pension benefits since their employment commenced after our Retirement Income Plan had been closed to new participants on December 31, 2003.

(3)
This amount represents a cash payment to the named executive officer equal to the contributions that we would have made on his behalf for a period of two years (or, in the case of Mr. Wilson, three years) under our Thrift Savings Plan and the related amounts we would have credited to his account balance under our Supplemental Benefit and Deferral Plan. For Mr. Barnard, who was not fully vested in his benefits under these plans as of December 31, 2008, this amount also includes a cash payment equal to his unvested benefits.

(4)
This amount represents the value attributable to the accelerated vesting of outstanding restricted stock awards held by the named executive officer, which is deemed to equal the market value on December 31, 2008 of the restricted stock that would otherwise have been unvested as of such date.

(5)
This amount represents the value attributable to the accelerated vesting of outstanding stock option awards held by the named executive officer, which is deemed to equal, for each stock option that would otherwise have been unvested as of such date, the amount by which (x) the aggregate market value on December 31, 2008 of the underlying stock exceeded (y) the aggregate exercise price of the stock option.

(6)
This amount represents the present value of the continuation of certain welfare benefits for the named executive officer for a period of two years (or, in the case of Mr. Wilson, three years) and the value of outplacement services for the named executive officer for a period of up to two years.

(7)
This amount represents an excise tax gross-up payment for the named executive officer such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit he would have received had the excise tax not been imposed under Section 4999.

(8)
Mr. Nocchiero joined us on April 27, 2007.

(9)
As previously announced, Mr. Pruett is leaving the company effective March 31, 2009.

(10)
Mr. Summa retired on December 31, 2008.

DIRECTOR COMPENSATION

The following table sets forth cash and non-cash compensation with respect to the year ended December 31, 2008 for our non-employee directors. Mr. Wilson receives no additional compensation for his service as a director or as the chairman of our board of directors.

Name	Fees Earned or Paid in Cash(1) ($)	Dividends on Restricted Stock ($)	Stock Awards(2) ($)	Total ($)
Robert C. Arzbaecher	62,700	304	64,378	127,382
Wallace W. Creek	66,450	304	64,378	131,132
William Davisson	48,500	304	64,378	113,182
Stephen A. Furbacher(3)	61,425	254	70,884	132,563
David R. Harvey	72,700	304	64,378	137,382
John D. Johnson	47,000	304	64,378	111,682
Edward A. Schmitt	61,425	304	64,378	126,107

(1)
Amounts in this column represent fees that our non-employee directors earned during 2008 with respect to their annual cash retainers and meeting fees. Additional information with respect to these fees is set forth below under the headings "Annual Cash Retainer" and "Meeting Fees."

(2)
Amounts in this column represent the annual compensation expense for 2008 computed in accordance with SFAS 123(R) (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the restricted stock awards we granted to our non-employee directors on May 9, 2007 and May 13, 2008 (in the case of Messrs. Arzbaecher, Creek, Davisson, Harvey, Johnson, and Schmitt) and on July 24, 2007 and May 13, 2008 (in the case of Mr. Furbacher) pursuant to our 2005 Equity and Incentive Plan. Our assumptions with respect to the SFAS 123(R) valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2008. Additional information with respect to these restricted stock awards is set forth below under the heading "Annual Restricted Stock Grant."

(3)
Mr. Furbacher became a director on July 17, 2007.

Annual Cash Retainer

Each non-employee director receives, upon joining the board, a cash retainer of $40,000, payable in advance. Thereafter, each continuing non-employee director receives an annual cash retainer of $40,000, payable in advance on the date of each annual meeting of the stockholders. The chairman of the audit committee and the lead independent director also receive an additional annual cash retainer of $10,000 each, which is paid in the same manner.

Annual Restricted Stock Grant

Each non-employee director receives, upon joining the board, a restricted stock grant with a fair market value of $65,000. Thereafter, each continuing non-employee director will receive an annual restricted stock grant with a fair market value of $65,000 on the date of each annual meeting of the stockholders. Assuming continuing service as a non-employee director, all shares of restricted stock will vest on the earlier of (x) the date of the first annual meeting of the stockholders following the date of grant or (y) the first anniversary of the date of grant.

Meeting Fees

Each director receives $1,500 for each board meeting attended in person (or $500 per meeting for participation via conference call). Each board committee member receives $1,250 for each committee meeting attended in person (or $425 per meeting for participation via conference call).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pre-IPO Owners

CHS Inc. and GROWMARK, Inc. were two of our pre-IPO owners. John D. Johnson, the president and chief executive officer of CHS, and William Davisson, the chief executive officer of GROWMARK, are members of our board of directors. As discussed below under the headings "Product Sales" and "Supply Contracts," CHS and GROWMARK purchase substantial quantities of fertilizers from us.

Product Sales

CHS Inc. and GROWMARK, Inc. purchased substantial quantities of fertilizers from us in 2008, as shown in the following table.

Customer	Net Sales (in millions)	Percent of Total Net Sales
CHS Inc.	$796.4	20%
GROWMARK, Inc.	377.2	10%

	$1,173.6	30%

In addition to purchasing fertilizer from us, CHS and GROWMARK also contracted with us to store fertilizer products at certain of our warehouses. In connection with these storage arrangements, we recognized approximately $0.7 million from CHS and $0.4 million from GROWMARK in 2008.

Supply Contracts

In connection with our initial public offering, we entered into multi-year supply contracts with CHS Inc. (as the successor in interest to the original party, Agriliance, LLC) and GROWMARK, Inc. relating to purchases of fertilizer products. Effective July 1, 2008, we entered into a new multi-year supply contract with GROWMARK.

Each contract specifies a sales target volume and a requirement volume for the first contract year. The requirement volume is a percentage of the sales target volume and represents the volume of fertilizer that we are obligated to sell and the customer is obligated to purchase during the first contract year. Thereafter, the sales target volume is subject to yearly adjustment by mutual agreement or, failing such agreement, to an amount specified by us which, under the contract with CHS, is not less than 95% nor more than 100% of the prior year's sales target volume and, under the contract with GROWMARK, is not more than 105% of the prior year's sales target volume. The requirement volume in the contracts is also subject to yearly adjustment to an amount specified by the customer which is not less than 65% nor more than 100% of the then applicable sales target volume. The contracts also contain reciprocal "meet or release" provisions pursuant to which each party must provide the other party with notice and the opportunity to match a transaction with a third party if such a transaction would impact the party's willingness or ability to supply or purchase, as the case may be, the then applicable sales target volume. The "meet or release" provisions may not, however, reduce the requirements volume.

The prices for product sold under the supply contracts will vary depending on the type of sale selected by the customer. The customer may select (i) cash sales at prices that are published in our weekly cash price list, (ii) index sales at a published index price, (iii) forward pricing sales under our forward pricing program, and (iv) sales negotiated between the parties. The supply contracts also provide for performance incentives based on (i) the percentage of the sales target volume actually purchased, (ii) the timing of purchases under our forward pricing program, (iii) the amount of purchases under our forward pricing program, (iv) specifying a requirement volume in excess of the then applicable minimum requirement volume, and (v) in the case of the CHS Contract only, quantity discounts for overall volume.

We have agreed with CHS and GROWMARK that the prices they are charged for cash sales, index sales, and forward pricing sales will be the same prices we charge all of our similarly situated customers and that the performance incentives offered to them will be equal to the highest comparable incentives offered to other requirement contract customers. We believe the performance incentives offered under these supply contracts are consistent with the incentives offered to similarly situated customers in our industry in transactions between unaffiliated parties.

The contract with CHS also provides CHS with a right of first offer for the purchase of certain of our storage and terminal facilities.

The initial term of the contract with CHS lasts until June 30, 2010 and until June 30, 2013 for the contract with GROWMARK. The term for each contract will be extended automatically for successive one-year periods unless a termination notice is given by either party.

Net Operating Loss Carryforwards

In connection with the IPO and related reorganization, we entered into a net operating loss agreement with CF Industries, Inc.'s pre-IPO owners, including CHS Inc. and GROWMARK, Inc., relating to the future treatment of the pre-IPO NOLs. Under the NOL agreement, if it is finally determined that CF Industries, Inc.'s pre-IPO net operating loss carryforwards can be utilized subsequent to the IPO, we will pay to CF Industries, Inc.'s pre-IPO owners an amount equal to the resulting federal and state income taxes actually saved. These payments, if any, will be made only after it has been finally determined that utilization of the pre-IPO NOLs has provided us with actual tax savings. The NOL agreement does not require that we operate in a way that maximizes our use of the pre-IPO NOLs. Costs incurred after completion of our IPO in pursuing a determination regarding the usability of these pre-IPO NOLs will be borne by CF Industries, Inc.'s pre-IPO owners.

Canadian Fertilizers Limited

GROWMARK, Inc. owns 9% of the outstanding common stock of Canadian Fertilizers Limited ("CFL"), our Canadian joint venture, and elects one director to the CFL board.

Policy Regarding Related Person Transactions

We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of the company and its stockholders. Accordingly, as a general matter, it is our preference to avoid such transactions.

Nevertheless, we recognize that there are situations where related person transactions may be in, or not inconsistent with, the best interests of the company and its stockholders, including but not limited to situations where we may obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources, or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

In order to deal with the potential conflicts inherent in such transactions, our audit committee has adopted a policy regarding related person transactions. For the purposes of this policy, a "related person transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, and a "related person" means:

•
any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company;

•
any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Except as described below with respect to certain commercial transactions in the ordinary course of business, any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

•
The general counsel will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

•
If the general counsel determines that the proposed transaction is a related person transaction, the proposed transaction shall be submitted to the audit committee for consideration at the next committee meeting or, in those instances in which the general counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the chairman of the audit committee (who has been delegated authority to act between committee meetings).

•
The audit committee, or where submitted to the chairman of the committee, the chairman, shall consider all of the relevant facts and circumstances available to the committee or the chairman, including (if applicable) but not limited to: (i) the benefits to the company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The committee (or the chairman) shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its stockholders, as the committee (or the chairman) determines in good faith.

•
The committee or chairman, as applicable, shall convey the decision to the general counsel, who shall convey the decision to the appropriate persons within the company.

At the audit committee's first meeting of each fiscal year, the committee shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the company's contractual obligations, the committee shall determine if it is in the best interests of the company and its stockholders to continue, modify, or terminate the related person transaction.

No member of the audit committee shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Sales of our products and services to related persons in the ordinary course of business, at prices and on terms consistent with those offered to similarly situated customers in our industry in transactions between unaffiliated parties, including without limitation sales to CHS Inc. and GROWMARK, Inc. pursuant to the Multiple Year Contracts for the Purchase and Sale of Fertilizer, will generally not be subject to the approval procedures described above; provided, however, that any (i) modification or amendment of a Multiple Year Contract or (ii) entry into, modification, or amendment of a similar long-term supply contract with any related person (including, without limitation, CHS or GROWMARK) will be subject to the same procedures under this policy as are applicable to any other related person transactions. Additional information regarding our commercial transactions and long-term supply contracts with CHS and GROWMARK is set forth above under the headings "Product Sales" and "Supply Contracts."

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The audit committee has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2009. KPMG was our independent registered public accounting firm for the year ended December 31, 2008.

KPMG representatives are expected to attend the 2009 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2009. Although ratification is not required by our bylaws or otherwise, the board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to provide such ratification, the audit committee will reconsider its approval of KPMG as our independent registered public accountants for 2009. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CF Industries and its stockholders.

The board of directors recommends that you vote FOR the proposal to ratify the selection of KPMG LLP as our independent registered public accountants for 2009.

 AUDIT AND NON-AUDIT FEES

On behalf of CF Industries and its affiliates, the audit committee retained KPMG LLP to audit our consolidated financial statements for 2008. In addition, the audit committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2008.

The aggregate fees for professional services provided by KPMG with respect to these various services for 2008 and 2007 were:

	2008	2007
Audit fees(1)	$1,218,500	$1,249,500
Audit-related fees(2)	64,300	91,600
Tax fees	—	—
All other fees(3)	—	—

	$1,282,800	$1,341,100

(1)
Audit fees consisted principally of audit and review work performed on the consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and review of documents filed with the SEC.

(2)
Audit-related fees were principally for audits of employee benefit plans and for certain due diligence services in 2007 related to the Company's investment in Keytrade AG.

(3)
We generally do not engage KPMG for "other" services.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting the compensation of, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval.

•
Audit services include audit and review work performed on the financial statements and audit work related to internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits and review of documents filed with the SEC.

•
Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and consultation regarding financial accounting and reporting standards.

•
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax compliance, tax planning, and other tax advice.

•
All other services are those services not captured in the audit, audit-related, or tax categories. The company generally doesn't request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee has delegated specific pre-approval authority to the chairman of the audit committee provided that the estimated fee for any such engagement does not exceed $75,000. The chairman of the audit committee must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

AUDITOR INDEPENDENCE

We understand the need for KPMG LLP to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our audit committee has restricted the non-audit services that KPMG may provide to us primarily to audit-related services and tax services. The committee also has determined that we will only obtain these non-audit services from KPMG when the services offered by KPMG are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding. It is the committee's goal that the fees we pay KPMG for non-audit services should not exceed the audit fees paid to KPMG.

Our audit committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of their certification of our financial statements. KPMG partners assigned to our audit rotate at least every five years, in accordance with professional standards.

AUDIT COMMITTEE REPORT

The audit committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, and the independence and performance of our internal and independent auditors. The audit committee is also responsible for the selection, evaluation, and oversight of our independent auditors. The audit committee is composed of three non-employee directors and operates under a written charter adopted by our board of directors. Each member of the audit committee is independent within the meaning of the rules of the corporate governance standards of the NYSE applicable to audit committee members.

Management is responsible for the financial reporting process, including establishing and maintaining adequate internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. KPMG LLP, our independent auditor, is responsible for auditing the financial statements. The audit committee's responsibility is to monitor and review these processes. The audit committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and KPMG.

During 2008, the audit committee held nine meetings and met in executive session at each of the five meetings that were held in person. The audit committee also reviewed and discussed with management and KPMG the audited consolidated financial statements of CF Industries for the year ended December 31, 2008. The audit committee also discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 114 (Communication with Audit Committees), the standards of the Public Company Accounting Oversight Board, and Rule 2-07 of Regulation S-X of the Securities Act of 1933, as amended. In addition, the audit committee received the written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and discussed with KPMG its independence. The audit committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.

Based on its review and the foregoing meetings, discussions, and reports, and subject to the limitations on its role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the board of directors that the audited consolidated financial statements of CF Industries for the year ended December 31, 2008, as audited by KPMG, be included in our Annual Report on Form 10-K for filing with the SEC. The audit committee selected KPMG as our independent auditor for 2009 and recommended to the board of directors that the board of directors seek stockholder ratification of the selection of KPMG.

Wallace W. Creek (Chairman)
Robert C. Arzbaecher
David R. Harvey

PROPOSAL 3: APPROVAL OF OUR 2009 EQUITY AND INCENTIVE PLAN

The company's 2005 Equity and Incentive Plan was adopted on May 13, 2005 and amended and restated on December 13, 2007. On January 29, 2009, the board of directors, upon the recommendation of the compensation committee and subject to the stockholder approval sought under this Proposal 3, adopted our 2009 Equity and Incentive Plan, in the form attached to this proxy statement as Appendix A, to replace our 2005 Equity and Incentive Plan. The replacement of our 2005 Equity and Incentive Plan with our 2009 Equity and Incentive Plan will mean that no further grants will be made under our 2005 Equity and Incentive Plan following stockholder approval and will also accomplish the following:

•
reduce the maximum number of shares of common stock reserved for and available for issuance under our equity plan to 3,900,000, representing a reduction of 700,653 shares of common stock compared to the number of shares currently reserved under the 2005 Equity and Incentive Plan;

•
implement "fungible share counting," which counts each share awarded pursuant to awards other than options or stock appreciation rights as 1.61 shares against our 2009 Equity and Incentive Plan's share reserve;

•
eliminate "liberal share counting" by limiting the shares of common stock that may be returned to our 2009 Equity and Incentive Plan's share reserve to those shares attributable to awards which expire, terminate, or are cancelled under the plan (or under our 2005 Equity and Incentive Plan);

•
permit the company to continue to grant awards under our 2009 Equity and Incentive Plan until the tenth anniversary of the date the plan is approved by the company's stockholders (April 21, 2019); and

•
constitute approval for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended, of our 2009 Equity and Incentive Plan and the performance goals in the plan, the attainment of which may be made a condition to the vesting of awards made under the plan.

The principal purposes of the adoption of our 2009 Equity and Incentive Plan are to (1) reduce the number of shares of common stock available for grant as incentive awards in order for us to continue to meet our objective of recruiting, securing, motivating, and retaining qualified officers and employees and of compensating non-employee directors while maintaining acceptable levels of potential stockholder dilution from such awards and (2) extend by four years the time period during which we may use these awards to accomplish these objectives. In considering and approving the proposed replacement of our 2005 Equity and Incentive Plan with our 2009 Equity and Incentive Plan, the compensation committee and the board of directors determined that, in light of the size of the proposed reduction in shares contemplated by the replacement of our 2005 plan, our anticipated headcount over the next several years, and the period for which the allocated number of shares is expected to satisfy our compensation objectives, the amendments are consistent with, and will enable us to continue, our historical equity compensation practices.

Approval of our 2009 Equity and Incentive Plan will also constitute approval of the plan for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended, and of the performance goals in the plan, the attainment of which may be made a condition to the vesting of awards made under the plan.

If our 2009 Equity and Incentive Plan is not approved by stockholders, our 2005 Equity and Incentive Plan will remain in effect in accordance with its existing terms. The Company will retain the ability to grant awards with respect to the full number of shares reserved for issuance under the plan, but awards under the plan will no longer be eligible for the performance-based compensation exception to the $1 million limit on deductible compensation to executives discussed below.

The board of directors recommends you vote FOR approval of our 2009 Equity and Incentive Plan, which shall also constitute approval of the plan for purposes of Section 162(m) and of the performance goals in the plan that may be applied to awards thereunder.

Significant Aspects of our 2009 Equity and Incentive Plan

Reduction of Available Shares. Under our 2005 Equity and Incentive Plan, there are currently a total of 4,600,653 shares of common stock available for issuance for new equity awards. Based on management's projections, which are based on past practices and on our anticipated headcount over the next several years, the compensation committee has determined that a lesser number of shares (the 3,900,000 shares which will be available under our 2009 Equity and Incentive Plan) should satisfy our compensation needs for approximately the next five years (until 2014) while maintaining acceptable levels of potential stockholder dilution from equity awards. If our 2009 Equity and Incentive Plan is not approved by stockholders, we will continue to be able to utilize the remaining 4,600,653 shares of common stock available under our 2005 Equity and Incentive Plan.

Longer Plan Term. The term of our 2005 Equity and Incentive Plan is currently scheduled to expire on May 13, 2015, following which, absent approval of our 2009 Equity and Incentive Plan being submitted for stockholder approval, an equity and incentive plan will no longer be available for us to accomplish our compensation objectives. Approval of our 2009 Equity and Incentive Plan will permit the company to continue to grant awards under the plan until the tenth anniversary of the date the plan is approved by the company's stockholders (April 21, 2019)

Approval of Plan and Performance Goals for Section 162(m) Purposes

Section 162(m) of the Internal Revenue Code generally disallows deductions for publicly-held corporations with respect to compensation in excess of $1 million paid to the chief executive officer and the corporation's other named executive officers. However, compensation payable solely on account of attainment of one of more performance goals is not subject to the deduction limitation if, among other things, the material terms of the plan under which the compensation is to be paid are disclosed to and approved by the stockholders of the corporation. This is known as the performance-based compensation exception to Section 162(m). The material terms of our 2009 Equity and Incentive Plan are described below.

Awards under our 2009 Equity and Incentive Plan may be made subject to the attainment of performance goals in order to qualify for this performance-based compensation exception. Under the plan, the performance goals which can be applied to awards are:

•
return on total stockholder equity;

•
earnings per share;

•
net income (before or after taxes);

•
earnings before any or all of interest, taxes, minority interest, depreciation, and amortization;

•
sales or revenues;

•
return on assets, capital, or investment;

•
market share;

•
cost management goals;

•
budget comparisons;

•
implementation or completion of critical projects or processes;

•
formation of joint ventures or research or development collaborations, or completion of other corporate transactions;

•
cost per ton of material;

•
cash flow return on average gross capital employed;

•
specified strategic objectives;

•
economic value created;

•
objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or budget comparisons; and

•
any combination of, or a specified increase, decrease, or change in, any of the foregoing.

In addition, such performance goals may be based upon the attainment of specified levels of company performance under one or more measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) or applicable to an award not intended to constitute performance-based compensation for purposes of Section 162(m), the compensation committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend the aforementioned business criteria. Performance goals may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned, and a level of performance at which the maximum amount of the award will be earned. The compensation committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the company or any subsidiary of the company or the financial statements of the company or any subsidiary of the company, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

The stockholders of the company are being asked to approve our 2009 Equity and Incentive Plan for purposes of Section 162(m), so that the company will have the ability to make awards under the plan subject to the attainment of performance goals, which awards will then be eligible to qualify as performance-based compensation not subject to the $1 million limit on deductible compensation that might otherwise be imposed pursuant to Section 162(m). If our 2009 Equity and Incentive Plan is not approved, awards under our 2005 Equity and Incentive Plan will no longer qualify for the performance-based compensation exception to Section 162(m).

Description of Material Terms of the Plan

The following description of the material terms of our 2009 Equity and Incentive Plan is qualified in its entirety by the terms of the plan document, which is attached hereto as Appendix A.

The plan is administered by the compensation committee of the board. Each member of the compensation committee is a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended) and an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code). Employees, consultants, independent contractors and non-employee directors of the company and its subsidiaries are eligible to participate in the plan. As of March 11, 2009, there were approximately 1,600 employees and non-employee directors who would be eligible to participate in the plan.

Authorized Awards under the Plan.

The plan authorizes our compensation committee to grant the following awards:

•
stock options (including options intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code);

•
stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•
performance awards, which are payable in cash or stock upon the attainment of specified performance goals over periods of more than one year;

•
restricted stock and restricted stock units, which are subject to restrictions on transferability and subject to forfeiture on terms set by our compensation committee; and

•
other stock—or cash-based awards in the discretion of our compensation committee, including unrestricted stock grants and annual cash incentive awards.

Stock Options. Options entitle the holder to purchase shares of common stock during a specified period at the purchase price specified by the compensation committee (which shall not be less than 100% of the fair market value of the common stock on the day the option is granted). Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the compensation committee may determine, as reflected in the award agreement. Generally, outstanding options under the plan vest as to one third of the underlying shares on each of the first three anniversaries of the date of grant. The exercise price for common stock subject to an option may be paid in cash or by an exchange of common stock previously owned by the grantee (subject to such conditions as may be imposed by the compensation committee), through a "broker cashless exercise" procedure approved by the compensation committee, or by any other method approved by the compensation committee.

Stock Appreciation Rights. Stock appreciation rights give the holder the right to receive the difference between the fair market value per share on the date of exercise over the fair market value per share on the grant date. A stock appreciation right granted in tandem with an option shall be exercisable only to the extent the underlying option is exercisable. Payment of a stock appreciation right may be made in cash, common stock, or property as specified in the award agreement or determined by the compensation committee.

Restricted Stock. Restricted stock awards consist of a grant of shares of restricted common stock. Except to the extent restricted under the applicable award agreement, a holder of restricted stock shall have all of the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon. Restricted stock shall be subject to such restrictions on transferability and other restrictions, if any, as the compensation committee may impose, which restrictions may lapse under such circumstances as the compensation committee may determine. Restrictions that are based only on continued employment or service for a specified period of time generally will not lapse more quickly than pro-rata vesting over the three years after the date of grant of the award (vesting of awards to non-employee directors is described below). The compensation committee may place restrictions on restricted stock that shall lapse, in whole or in part, only upon the attainment of performance goals; these restrictions generally will not lapse prior to the first anniversary of the grant date.

Other Stock—or Cash-based Awards. The compensation committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed by the compensation committee to be consistent with the purposes of the plan. Other stock—or cash-based awards may be granted with value and payment contingent upon the attainment of performance goals. The compensation committee shall determine the terms and conditions of such awards at the date of grant or thereafter. No payment of an award shall be made prior to the certification by the compensation committee that the performance goals have been attained.

Non-employee Director Awards

Currently, each non-employee director receives, upon joining the board, a restricted stock grant with a fair market value of $65,000. Thereafter, each continuing non-employee director will receive an annual restricted stock grant with a fair market value of $65,000 on the date of each annual meeting of the stockholders. Assuming continuing service as a non-employee director, all shares of restricted stock will vest on the earlier of (x) the date of the first annual meeting of the stockholders following the date of grant or (y) the first anniversary of the date of grant.

Share Reserve

We have reserved a total of 8,250,000 shares for issuance under our 2005 Equity and Incentive Plan and, as of March 11, 2009, 4,600,653 shares remained available for future awards under the plan, no more than 2,688,123 of which are available for issuance of awards other than stock options and stock appreciation rights. If our proposed 2009 Equity and Incentive Plan is approved by stockholders, a total of 3,900,000 shares will be reserved for issuance under the plan. If any outstanding award under either our 2005 Equity and Incentive Plan or our 2009 Equity and Incentive Plan expires for any reason or is settled in cash, any unissued shares subject to the award will again be available for issuance under our 2009 Equity and Incentive Plan. The sub-limits applicable to awards other than stock options and stock appreciation rights which had existed in our 2005 Equity and Incentive Plan are not contained in our 2009 Equity and Incentive Plan. Instead, the plan provides for "fungible share counting," which counts each share awarded pursuant to awards other than stock options or stock appreciation rights as 1.61 shares against our 2009 Equity and Incentive Plan's share reserve. This fungible share counting design also effectively limits the number of "full-value" (i.e., other than stock option or stock appreciation right) awards that may be granted under the plan since these awards are counted against the plan's share reserve as 1.61 shares for every one share issued in connection with such awards.

Individual Award Limits

Our 2009 Equity and Incentive Plan provides that no more than 1,000,000 shares underlying awards may be granted to a participant in any one calendar year. The maximum value of the aggregate payment that any participant may receive with respect to any cash-based awards under the plan in respect of any annual performance period is $3 million and for any other performance period in excess of one year is $3 million multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

Termination of Employment

Unless otherwise provided by our compensation committee in connection with a change in the participant's service relationship, upon termination of a participant's employment or service, the participant will forfeit any unvested awards.

Change in Control

Unless otherwise provided by our compensation committee, upon a change in control (as defined in the plan), the restrictions, limitations, and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved, and the awards will become fully vested (and in the case of stock options, exercisable).

Transferability of Awards

Unless otherwise provided by our compensation committee, awards granted under the plan generally may not be transferred by a grantee other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee or his or her guardian or legal representative.

Amendment or Termination of the Plan

Our board of directors may amend, alter, suspend, discontinue, or terminate the plan at any time, provided that no such amendment, alteration, suspension, discontinuance, or termination will be made without stockholder approval if such approval is, in the board's determination, necessary to comply with any tax or regulatory requirement. Stockholder approval is specifically required for amendments which increase the maximum number of shares available under the plan, change the conditions for eligibility to participate in the plan, materially increase the benefits accruing to plan participants, or would permit the compensation committee to waive vesting requirements (other than in connection with a change in control or a change in the participant's employment or service relationship). No amendment to or termination of the plan may adversely affect any awards granted under the plan without the participant's permission.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences of the plan under the provisions of the Internal Revenue Code of 1986, as amended, as currently in effect. These rules are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local, or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon a participant's individual circumstances.

In general, no taxable income is realized by a participant upon the grant of an option which constitutes an incentive stock option for purposes of the Internal Revenue Code. If shares of common stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the plan and the participant does not dispose of the shares within the two-year period after the date of grant or within one year after the receipt of such shares by the participant (a "disqualifying disposition"), then generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item which increases the participant's "alternative minimum taxable income." If shares acquired upon the exercise of an incentive stock option are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price paid for the shares. Subject to certain exceptions, an incentive stock option generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, such option will be treated as a nonqualified stock option.

Under existing law and regulations, the grant of nonqualified stock options and stock appreciation rights will not result in income taxable to the employee or director or provide a deduction to the company. However, the exercise of a nonqualified stock option or stock appreciation right results in taxable income to the holder, and the company is entitled to a corresponding deduction. At the time of the exercise of a nonqualified stock option, the participant will be taxed at ordinary income tax rates on the excess of the fair market value of the shares purchased over the option's exercise price. At the time of the exercise of a stock appreciation right, the participant will be taxed at ordinary income tax rates on the amount of the cash, or the fair market value of the shares, received by the employee upon exercise.

A participant in the plan who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates on an amount equal to the then current fair market value of the shares. Any such awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant. The company will be entitled to a corresponding deduction when the value of the award is included in the recipient's taxable income. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

A recipient of a restricted stock award may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of grant. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of grant. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

A participant who is granted a restricted stock unit will not be taxed upon the grant of the award. Upon receipt of payment of cash or common shares pursuant to a restricted stock unit, the participant will realize ordinary income in an amount equal to any cash received and the fair market value of any common shares received, and the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee or non-employee director.

A recipient of a performance award will generally realize ordinary income at the time common shares are transferred or cash is paid to the grantee with respect to such award.

Interests of Certain Persons in Matters to Be Acted Upon

Officers (including the named executive officers), employees, consultants, independent contractors, and non-employee directors of the company are eligible to receive awards under the plan in the discretion of the compensation committee. The future grants under the plan that will be made at the discretion of the compensation committee are not determinable. Future automatic restricted stock grants to non-employee directors are expected be made at the times and in the amounts described above.

The table below shows, as to the named executive officers and the other individuals and groups indicated, the number of shares of common stock subject to option grants and restricted stock grants under the 2005 Equity and Incentive Plan since the plan's inception through March 11, 2009. No other types of awards have been granted under the 2005 Equity and Incentive Plan.

Name and Principal Position	Number of Shares
Stephen R. Wilson President and Chief Executive Officer	1,484,540
Anthony J. Nocchiero(1) Senior Vice President and Chief Financial Officer	30,980
David J. Pruett(2) Senior Vice President, Operations	209,940
Douglas C. Barnard Vice President, General Counsel, and Secretary	206,850
Philipp P. Koch Vice President, Supply Chain	152,430
Monty R. Summa(3) Vice President, Sales	133,630
Stephen A. Furbacher(4) Nominee for election as Class I Director	1,593
David R. Harvey Nominee for election as Class I Director	9,865
John D. Johnson Nominee for election as Class I Director	9,626
All current and former executive officers as a group	3,015,520
All other current and former employees as a group	741,840
All current and former non-employee directors as a group	64,129

(1)
Mr. Nocchiero joined us on April 27, 2007, and his grants are reported only from such date forward.

(2)
As previously announced, Mr. Pruett is leaving the company effective March 31, 2009.

(3)
Mr. Summa retired on December 31, 2008.

(4)
Mr. Furbacher became a director on July 17, 2007, and his grants are reported only from such date forward.

On March 11, 2009, the last reported sale price per share of the common stock on the New York Stock Exchange was $68.16.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2008 regarding our 2005 Equity and Incentive Plan (which is the only equity compensation plan we have). Per Securities and Exchange Commission rules, the table does not reflect our proposed 2009 Equity and Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders(1)	1,769,052	$26.21	4,600,653

	1,769,052	$26.21	4,600,653

(1)
Our 2005 Equity and Incentive Plan was in existence at the time of our initial public offering and has not been approved by stockholders.

The total number of shares of our common stock outstanding as of March 11, 2009 was 48,400,917. The maximum number of shares of the common stock which may be issued upon exercise of outstanding options under the 2005 Equity and Incentive Plan as of March 11, 2009 was 1,769,052. The weighted average exercise price of all outstanding options under the 2005 Equity and Incentive Plan as of March 11, 2009 was $26.21. The weighted average remaining term for all outstanding options under the 2005 Equity and Incentive Plan as of March 11, 2009 was 6.97 years. The total number of unvested full value awards (which for this purpose includes restricted shares) outstanding under the 2005 Equity and Incentive Plan as of March 11, 2009 was 145,678. If the 2009 Equity and Incentive Plan is approved, no further awards will be made under the 2005 Equity and Incentive Plan.

ADDITIONAL INFORMATION

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement. The proposal must be received no later than November 17, 2009.

Our bylaws require that written notice of (i) proposals intended to be presented by a stockholder at the next annual meeting, but that are not intended for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a stockholder at the next annual meeting be delivered to our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement no earlier than December 22, 2009 and no later than January 21, 2010. Such advance notice deadline will also be the deadline for "timely" proposals made in accordance with Rule 14a-4(c) under the Exchange Act. To be in proper written form, such a notice must set forth the information prescribed in our bylaws. You can obtain a copy of our bylaws by writing our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement.

Cost of Annual Meeting and Proxy Solicitation

We pay the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, and similar means. None of our directors, officers, and employees will be specially compensated for these activities. We also intend to request that brokers, banks, and other nominees solicit proxies from their principals, and we will reimburse the brokers, banks, and other nominees for certain expenses they incur for such activities.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, required to be filed with the SEC, without exhibits, will be furnished without charge to any stockholder of record or beneficial owner of common shares upon written request to our corporate secretary at the address on the notice of annual meeting accompanying this proxy statement.

March 16, 2009

APPENDIX A

CF INDUSTRIES HOLDINGS, INC.
2009 EQUITY AND INCENTIVE PLAN

CF INDUSTRIES HOLDINGS, INC.
2009 EQUITY AND INCENTIVE PLAN

1.  Purpose; Types of Awards; Construction.

The purposes of the CF INDUSTRIES HOLDINGS, INC. 2009 Equity and Incentive Plan (the "Plan") are to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, consultants and independent contractors (including non-employee directors) of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant of options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

2.  Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)
"Annual Incentive Program" means the program described in Section 6(c) hereof.

(b)
"Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c)
"Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

(d)
"Board" means the Board of Directors of the Company.

(e)
A "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i)
any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date this Plan is approved by the Company's stockholders, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

  (iv)
  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for a sale or disposition by the Company of all or substantially all of the Company's assets, other than (a) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (b) a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

  Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f)
"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g)
"Committee" shall mean, at the discretion of the Board, a Committee of the Board, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an "outside director" within the meaning of Section 162(m) of the Code and a "nonemployee director" within the meaning of Rule 16b-3.

(h)
"Company" means CF INDUSTRIES HOLDINGS, INC., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i)
"Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

(j)
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k)
"Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the relevant date (or, if there is no such closing sales price reported on the relevant date, then on the first day thereafter on which a closing sales price is reported), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing reported bid and asked prices for the shares of Stock in such over-the-counter market for the relevant date (or, if there are no such closing bid and asked prices reported on the relevant date, then on the first day thereafter on which closing bid and asked prices are reported), or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(l)
"Grantee" means an employee, consultant or independent contractor (including non-employee director) of the Company or any Subsidiary of the Company that has been granted an Award under the Plan.

(m)
"ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(n)
"Long Term Incentive Program" means the program described in Section 6(b) hereof.

(o)
"NQSO" means any Option that is not designated as an ISO.

(p)
"Option" means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(q)
"Other Cash-Based Award" means cash awarded under the Annual Incentive Program or the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(r)
"Other Stock-Based Award" means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Term Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(s)
"Performance Goals" means performance goals based on the attainment by the Company or any Subsidiary of the Company (or any division or business unit of such entity) of performance goals pre-established by the Committee, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles): (1) return on total stockholder equity; (2) earnings per share of Company Stock; (3) net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost management goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; (12) cost per ton of material; (13) cash flow return on average gross capital employed; (14) specified strategic objectives; (15) economic value created; (16) objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology or budget comparisons and (17) any combination of, or a specified increase, decrease or change in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval) or applicable to an Award not intended to constitute performance-based compensation for purposes of Section 162(m), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(t)
"Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary Corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary Corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(u)
"Plan" means this CF INDUSTRIES HOLDINGS, INC. 2009 Equity and Incentive Plan, as amended from time to time.

(v)
"Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(w)
"Restricted Stock Unit" means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(x)
"Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(y)
"Securities Act" means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(z)
"Stock" means shares of the common stock, par value $0.01 per share, of the Company.

(aa)
"Stock Appreciation Right" or "SAR" means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(bb)
"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

(cc)
"Total Authorized Shares" shall have the meaning set forth in Section 5 of the Plan.

3.  Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals (if applicable, no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies); and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing (but without limiting the authority of the Committee under Section 3 hereof), neither the Board, the Committee nor their respective delegates shall have the authority to re-price (or cancel and re-grant) any Option, SAR or, if applicable, other Award at a lower exercise, base or purchase price or to cancel any such Award in exchange for cash, in each case without first obtaining the approval of the Company's stockholders.

All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.  Eligibility.

Awards may be granted to executive officers and other key employees, consultants and independent contractors (including non-employee directors) of the Company or its Subsidiaries, including officers and directors who are employees, and to key consultants to the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.  Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan ("Total Authorized Shares") shall be the sum of (i) 3,900,000 and (ii) the number of shares subject to outstanding awards under the CF Industries Holdings, Inc. 2005 Equity and Incentive Plan (the "2005 Plan") as of the date this Plan is approved by the Company's shareholders, but only to the extent such awards terminate or expire on or after such date without the delivery of shares, in each case subject to adjustment as provided herein. For purposes of determining the number of shares Stock available for grant under the Plan, each share of Stock subject to or issued in respect of an Option or a Stock Appreciation Right shall be counted against the Total Authorized Shares as one (1) share. Each share of Stock subject to or issued in respect of an Award other than an Option or Stock Appreciation Right shall be counted against the Total Authorized Shares as 1.61 shares. Subject to adjustment as provided herein, no more than 1,000,000 of the Total Authorized Shares may be awarded under the Plan in the aggregate in respect of Awards to any individual in a single calendar year. Determinations made in respect of the limitation set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Total Authorized Shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Subject to the following sentence, if any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. The following shares shall not be available for future grant: (i) shares tendered in payment of the exercise price of an Option and (ii) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations. In addition, the Total Authorized Shares shall not be increased by any shares of Common Stock repurchased by the Company with Option proceeds. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. All shares of Stock covered by a Stock Appreciation Right shall be counted against the Total Authorized Shares.

In the event of a dividend (other than a normal cash dividend) or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or share exchange, or other similar corporate transaction or event which affects the Stock, the Committee shall appropriately adjust the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with new Awards and shall also adjust, in each case, in order to prevent dilution or enlargement of the rights of Grantees under the Plan, (i) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (ii) the exercise price, grant price, or purchase price relating to any outstanding Award, provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iii) if applicable and to the extent the Committee determines to be appropriate, the Performance Goals applicable to outstanding Awards. The Committee shall have the authority to determine the specific adjustments that shall be made in each case in order to achieve the objectives stated in the preceding sentence. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.  Specific Terms of Awards.

(a)
General.    The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, which may include, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (consistent with Section 8(c)). The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)
Long Term Incentive Program.    Under the Long Term Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon the attainment of Performance Goals. Each Award granted under the Long Term Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i)
Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A)
Type of Award.    The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B)
Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee (subject to such conditions as may be imposed by the Committee), through a "broker cashless exercise" procedure approved by the Committee, a combination of the above, or any other method approved the Committee, in any case in an amount having a combined value equal to such exercise price.

    (C)
    Term and Exercisability of Options.    Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent or by such other procedures as the Committee may adopt or authorize.

    (D)
    Termination of Employment, etc.    An Option may not be exercised unless the Grantee is then a director of, in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such a relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

    (E)
    Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

  (ii)
  SARs.    The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

  (A)
  In General.    SARs may be granted independently or in tandem with an Option. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may be made in cash, Stock, or property as specified in the Award Agreement or determined by the Committee. The maximum term of any SAR shall be ten years from the date of grant.

  (B)
  SARs.    A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, which shall not be less than the Fair Market Value of one share of Stock on the date of grant).

  (iii)
  Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

  (A)
  Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine; provided that, except as provided in Section 7, any such restrictions that are based only on continued employment for a specified period of time shall not lapse less than three years after the date of grant of the Award; provided that such vesting may occur pro-rata over the three year vesting period and provided further that Restricted Stock granted to non-employee directors upon an annual meeting of the Company's shareholders shall vest, subject to the non-employee director's continuing service as a non-employee director, on the earlier of (x) the date of the first annual meeting of the stockholders following the date of grant or (y) the first anniversary of the date of grant. The Committee may place restrictions on Restricted Stock that lapse, in whole or in part, upon the attainment of Performance Goals. Except as provided in Section 7, the restrictions provided in the preceding sentence shall not lapse prior to the first anniversary of the date of grant. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon. Notwithstanding anything to the contrary set forth in this Section 6(b)(iii)(A), the Committee may grant, in its discretion, awards of Restricted Stock that are not subject to the vesting limitations set forth in this paragraph, provided that such awards, when combined with the awards described in the last sentence of Section 6(b)(iv)(A), shall not exceed, in the aggregate, five percent (5%) of the Total Authorized Shares.

    (B)
    Forfeiture.    Upon termination of employment with or service to the Company or any Subsidiary of the Company, during the applicable restriction period, Restricted Stock shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

    (C)
    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

    (D)
    Dividends.    Dividends paid on Restricted Stock shall, at the discretion of the Committee, be paid at the dividend payment date either in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or a stock dividend, Stock distributed in connection with a special dividend, and any property other than Stock or cash distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

  (iv)
  Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

  (A)
  Award and Restrictions.    Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that lapse, in whole or in part, upon the attainment of Performance Goals; provided that, except as provided in Section 7, any such restrictions that are based only on continued employment for a specified period of time shall not lapse less than three years after the date of grant of the Award, provided that such vesting may occur pro-rata over the three year vesting period. And further provided that performance based vesting restrictions shall not lapse prior to the first anniversary of the date of grant (except as provided in Section 7). Notwithstanding anything to the contrary set forth in this Section 6(b)(iv)(A), the

      Committee may grant, in its discretion, awards of Restricted Stock that are not subject to the vesting limitations set forth in this paragraph, provided that such awards, when combined with the awards described in the last sentence of Section 6(b)(iii)(A), shall not exceed, in the aggregate, five percent (5%) of the Total Authorized Shares

    (B)
    Forfeiture.    Upon termination of employment with or service to the Company or any Subsidiary of the Company, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes.

  (v)
  Other Stock- or Cash-Based Awards.    The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(v) in respect of any annual performance period is $3,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code (if such Awards are intended to be performance-based compensation for purposes of Section 162(m)).

(c)
Annual Incentive Program.    The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any calendar year is $3,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained (if such Award is intended to be performance-based compensation for purposes of Section 162(m). The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code (if such Awards are intended to be performance-based compensation for purposes of Section 162(m)).

7.  Change in Control Provisions.

Unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change of Control:

(a)
any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(b)
the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8.  General Provisions.

(a)
Nontransferability. Unless otherwise determined by the Committee, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. No Award may transferred for value prior to the vesting, exercise or delivery of Stock with respect to such Award, as the case may be.

(b)
No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment or independent contractor relationship.

(c)
Taxes. The Company or any Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee shall or may satisfy such obligation (in whole or in part) by electing to have withheld a portion of the shares of Stock otherwise to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld. All Awards made under the Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code and any regulations or guidance promulgated thereunder and the Plan and such Awards shall be interpreted in a manner consistent with such interpretation.

(d)
Stockholder Approval; Amendment and Termination.

(i)
The Plan shall take effect upon its approval by the Company's shareholders. Upon such approval, the Plan shall replace the 2005 Plan and no further grants shall be made under such 2005 Plan after such approval. Awards outstanding under the 2005 Plan as of such date shall continue to be outstanding in accordance with their terms and the terms of the 2005 Plan.

(ii)
The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Without limiting the generality of the foregoing, stockholder approval shall be required for any amendment to the Plan which (a) increases the maximum number of shares of Stock available under the Plan, (b) changes the conditions for eligibility to participate in the Plan, (c) otherwise materially increases the benefits accruing to Plan participants, (d) permits the Committee to waive vesting requirements (other than in connection with a Change in Control or a change in the participant's employment or service relationship) or (e) amends the provisions of this Section 8(d)(ii). Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan. Prior to the occurrence of a Change in Control, the Committee may expand, reduce or otherwise change any and all opportunities, Awards, and any and all financial factors, or financial measures used in outstanding Awards under the Annual Incentive Program for any reason at any time before, during or after the calendar year to which an Award relates. All changes described in this paragraph are at the sole discretion of the Board and/or the Committee, may be made at any time, and may have a retroactive effective date.

(e)
Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the date the Plan is approved by the Company's shareholders. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted.

(f)
Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, consistent with the requirements of Section 409A of the Code.

(g)
No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares or the issuance of shares to him in book-entry form.

(h)
Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)
No Fractional Shares. No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)
Regulations and Other Approvals.

(i)
The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)
Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such

    Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

  (iii)
  In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

  (iv)
  The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or "lock-up" agreement in such form as the Committee shall determine is necessary or desirable to further the Company's interests.

(k)
Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR proposals 1, 2 and 3:

		FOR	WITHHOLD	*EXCEPTIONS
1.	ELECTION OF DIRECTORS	ALL	FOR ALL
Nominees:
	(01) Stephen A. Furbacher	☐	☐	☐
(02) David R. Harvey
(03) John D. Johnson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as CF Industries Holdings, Inc.’s independent registered public accounting firm for 2009.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To approve CF Industries Holdings, Inc.’s 2009 Equity and Incentive Plan.	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other matters a may properly come before the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

CF INDUSTRIES HOLDINGS, INC.

You can view the Annual Report and Proxy Statement on the Internet at:

http://ir.cfindustries.com/2009Proxy

CF INDUSTRIES HOLDINGS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Anthony J. Nocchiero and Douglas C. Barnard and, each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of CF Industries Holdings, Inc. registered in the name of the undersigned, as of March 16, 2009, at the 2009 Annual Meeting of Stockholders of CF Industries Holdings, Inc. to be held on April 21, 2009, at 10:00 a.m. Central Time, in the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015, and at any and all adjournments or postponements of that meeting. Receipt of the Notice of 2009 Annual Meeting and Proxy Statement is hereby acknowledged.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF MESSRS. FURBACHER, HARVEYAND JOHNSON AS DIRECTORS; “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009; “FOR” THE APPROVAL OF OUR 2009 EQUITY AND INCENTIVE PLAN; AND, IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
Address Change/Comments	SOUTH HACKENSACK, NJ 07606-9250
(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE